EXHIBIT (10p)

                            LEASE AGREEMENT



                               BETWEEN



                NATIONSBANC LEASING & R.E. CORPORATION



                                AND



                       UNIFI MANUFACTURING, INC.




                            May 20, 1997

                          TABLE OF CONTENTS



                                                                          Page

 1. Definitions.                                                             1

 2. Agreement for Sale of Properties; Agreement for Lease of
    Properties; Covenant of Quiet Enjoyment.                                11

 3. Conditions Precedent.                                                   12
     (a) Principal Conditions.                                              12
     (b) Additional Conditions.                                             13

 4. Acceptance of the Properties.                                           14

 5. Term; Early Termination.                                                15
     (a) Term.                                                              15
     (b) Early Termination.                                                 15
     (c) Early Purchase Option.                                             16

 6. Termination Date Delivery of the Properties.                            16

 7. Payments.                                                               17
     (a) Basic Payments.                                                    17
     (b) Supplemental Payments.                                             17
     (c) Method of Payment.                                                 17

 8. Net Lease.                                                              18

 9. Lessor's Title; True Lease.                                             18
     (a) Lessor's Title.                                                    18
     (b) True Lease.                                                        19

10. Use of the Properties; Compliance with Laws.                            19

11. Maintenance and Repair.                                                 19
     (a) General Maintenance Standard.                                      19
     (b) Replacement.                                                       20
     (c) Additional Appraisals.                                             20
     (d) No Lessor Maintenance Obligation.                                  20

12. Required Alterations; Voluntary Enhancements.                           21

13. Inspection; Reports; Change of Chief Executive Office and/or
    Name.                                                                   21
     (a) Inspection.                                                        21

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     (b) Change of Chief Executive Office and/or Name.                      22

14. Sublease; Assignment; Consolidation and Merger.                         22
     (a) By Lessee.                                                         22
     (b) By Lessor.                                                         23
     (c) Consolidation and Merger by Lessee.                                24

15. Liens.                                                                  25

16. Loss, Damage or Destruction.                                            26
     (a) Risk of Loss, Damage or Destruction.                               26
     (b) Casualty and Condemnation with Respect to the Properties.          26
     (c) Environmental Matters.                                             29
     (d) Application of Payments Not Relating to a Casualty,
         Condemnation or Environmental Violation.                           30

17. Insurance.                                                              30
     (a) Public Liability and Workers' Compensation Insurance.              30
     (b) Permanent Hazard and Other Insurance.                              31
     (c) Additional Provisions Regarding Insurance Coverage.                31

18A. General Tax Indemnity.                                                 33

18B. Special Tax Indemnity.                                                 33
     (a) Assumptions.                                                       33
     (b) Representations, Warranties and Covenants.                         34
     (c) Indemnity Payment Conditions.                                      35
     (d) Survival of Indemnities.                                           36
     (e) Consolidated Group.                                                36

19.  General Indemnity.                                                     36

20. NO LESSOR WARRANTIES.                                                   37

21. Lessee's Representations and Warranties.                                38
     (a) Due Organization and Existence.                                    38
     (b) Power and Authority.                                               38
     (c) Due Authorization.                                                 38
     (d) Enforceability.                                                    38
     (e) No Consents.                                                       39
     (f) No Liens.                                                          39
     (g) Perfection of Security Interest.                                   39
     (h) (intentionally omitted).                                           39
     (i) No Litigation.                                                     39
     (j) Income Tax Return.                                                 40
     (k) ERISA.                                                             40
     (l) Investment Company.                                                40

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
     (m) Taxes.                                                             40
     (n) No Offer to Sell or Assign.                                        40
     (o) Chief Executive Office.                                            41
     (p) No Material Adverse Change.                                        41
     (q) Trade Names.                                                       41
     (r) Title.                                                             41
     (s) Flood Hazard.                                                      41
     (t) Insurance Coverage.                                                41
     (u) Compliance with Law.                                               41
     (v) Governmental Actions                                               42
     (w) Encroachments; Permitting.                                         42

22. Events of Default.                                                      43
     (a) Payment.                                                           43
     (b) Certain Covenants.                                                 43
     (c) Other Covenants.                                                   43
     (d) Default under Other Documents - Lessee.                            43
     (f) Bankruptcy; Insolvency - Lessee.                                   44
     (g) Bankruptcy; Insolvency - Guarantor.                                44
     (h) Misrepresentation - Lessee.                                        45
     (i) Misrepresentation - Guarantor.                                     45

23. Remedies Upon Default.                                                  45
     (a) Surrender of Possession.                                           45
     (b) Sell, Use or Otherwise Employ Properties.                          46
     (c) Excess of Casualty Loss Value over Fair Market Sales Value.        46
     (d) Excess of Casualty Loss Value over Sales Proceeds.                 46
     (f) Reletting.                                                         47
     (g) Termination or Rescission.                                         47

24. Lessor's Right to Perform for Lessee.                                   48

25. Late Charges.                                                           48

26. Further Assurances.                                                     49

27. Transaction Costs, Fees and Expenses.                                   49

28. Notices.                                                                49

29. End of Term Options.                                                    50
     (a) Election Procedure.                                                50
     (b) Lessee's Purchase.                                                 50
     (c) Environmental Inspection.                                          51

30. Federal and State Tax Consequences.                                     51

                                    iii

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31. Miscellaneous.                                                          51

32. Interest Rate Calculations.                                             52

33. Taxes.                                                                  52

34. Utility Charges.                                                        52

35. Article 2A.                                                             53


Schedules

A -  Basic Payment Factor

A-1  Basic Payments

B -  Casualty Loss Value


Exhibits

A -  Description of Properties

B -  Form of Lease Supplement and Acceptance Certificate

C -  Form of Memorandum of Lease Agreement and Acceptance
Certificate

                             LEASE AGREEMENT


     THIS LEASE AGREEMENT dated as of May 20, 1997 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Agreement") is between NATIONSBANC LEASING & R.E. CORPORATION, a Delaware corporation (together with its successors and assigns permitted hereunder, the "Lessor") having its principal place of business at NationsBank Plaza, NC1-002-38-20, 101 South Tryon Street, Charlotte, North Carolina 28255 and UNIFI MANUFACTURING, INC., a North Carolina corporation (together with its successors and assigns permitted hereunder, the "Lessee"), having its principal place of business at 7201 West Friendly Avenue, Greensboro, North Carolina 27419.

WITNESSETH:

     WHEREAS, Lessee has requested Lessor to purchase the Properties (as defined hereinafter) and, simultaneously with such acquisition, to lease the Properties to Lessee for use in its operations; and

     WHEREAS, Lessor is willing to purchase and lease the Properties subject to the terms and conditions hereinafter set forth, and Lessee has agreed to lease the Properties from Lessor on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Definitions.

     Unless the context otherwise requires, (a) the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined and (b) all agreements, instruments and other documents referenced in this
Section 1 shall refer to such as amended, modified, supplemented, restated and/or replaced from time to time. The words "this Agreement", "herein", "hereunder", "hereof", or other like words mean and include this Agreement and the Lease Supplement and any amendment, modification, supplement, restatement and/or replacement with respect to this Agreement and/or the Lease Supplement.

     "Acceptance Date" means the date on which Lessor entered into the Overall Transaction and Lessee unconditionally accepted the Properties for lease hereunder, as evidenced by the execution and delivery of the Lease Supplement and dated such date.

     "Acquisition Cost" means an amount equal to the sum of (a) the total cost paid by Lessor for or in connection with the Properties referenced in the Lease Supplement, less (b) the total cost paid by Lessor for or in connection with each particular Property which has been the subject of a Casualty or Condemnation and for which an amount equal to the Casualty Loss Value for such Property has been paid in full to Lessor.

     "Acquisition Expiration Date" means May 20, 1997.

     "Affiliate" means a Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients (less any Tax savings realized as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Appraisal Procedure" means the following procedure for determining the Fair Market Sales Value of any Property. If either party to this Agreement shall have given written notice to the other party requesting determination of such value by the Appraisal Procedure, the parties shall consult for the purpose of appointing a qualified independent appraiser by mutual agreement. If no such appraiser is so appointed within 15 days after such notice is given, each party shall appoint a qualified independent appraiser within 20 days. If one party, but not the other, appoints an appraiser pursuant to the preceding sentence, then the appropriately appointed appraiser shall conduct the appraisal. Any appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine the Fair Market Sales Value of such Property within 30 days after his or their appointment. If the parties shall have appointed a single appraiser, his determination of values shall be final. If two appraisers shall be appointed, the values determined shall be averaged. The parties shall share equally the costs and expenses of the appraiser or the appraisers, as the case may be.

     "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to any of the Land underlying any Improvements or otherwise benefiting any Property, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to any Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to any Land or any Improvements.

     "Assignee" means any Person to whom Lessor or any assignee (whether pursuant to an actual assignment or a collateral assignment) has made any assignment (whether as an actual assignment or as a collateral assignment), sale or transfer referred to in Section 14(b) hereof.

     "Basic Payment" means the amounts payable as rent for the Properties during the Term pursuant to Section 7(a) hereof.

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     "Basic Payment Date" means each date on which a semi-annual
Basic Payment is due and payable as provided in Section 7(a) hereof.

     "Basic Payment Factor" means each of the Basic Payment
Factors set forth on Schedule A hereto.

     "Basic Payment Period" means each of the successive periods occurring from the Acceptance Date to the Expiration Date, each such period beginning on and including a Basic Payment Date and ending on but excluding the next succeeding Basic Payment Date.

     "Business Day" means any day other than a day on which banking institutions in the States of North Carolina and Georgia are authorized or required by Law to close.

     "Casualty" with respect to any Property means each of the following occurrences whether existing at the expiration or earlier termination of this Agreement: (a) destruction, damage beyond repair, or rendition of any Property or Part thereof permanently unfit for normal use for any reason whatsoever, (b) loss of any Property or Part thereof or of the use thereof due to theft or disappearance during the Term or the non-existence thereof or (c) any damage to any Property or Part thereof which results in an insurance settlement with respect to such Property or Part thereof on the basis of a total loss.

     "Casualty Loss Value" means as of any Casualty Loss Value Date during the Term an amount determined by multiplying (a) the Acquisition Cost for all Properties subject to a Casualty or Condemnation within the then current Basic Payment Period by (b) the percentage set forth opposite such Casualty Loss Value Date on Schedule B hereto.

     "Casualty Loss Value Date" means the last day of each Basic
Payment Period.

     "CERCLA" means the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization
Act of 1986.

     "Claims" means any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses
(including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Condemnation" means any taking, condemnation, confiscation, seizure, requisition or sale of the use, access, occupancy, easement rights or title to any Property or any Part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

     "Consolidated Subsidiary" means at any date any Subsidiary of any Person or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of Lessee and its Consolidated Subsidiaries, less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) in the book value of any assets owned by Lessee or a Consolidated Subsidiary of Lessee and (b) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

     "Deed" means each warranty deed specifically referring to the applicable parcel of Land and the related Improvements, executed by the appropriate Seller in favor of Lessor and dated the Acceptance Date.

     "Default" means any event which with the giving of notice or the passage of time or both would result in an Event of Default.

     "Environmental Claims" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, Lien, proceeding, or Claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "Environmental Laws" means any Law, permit, consent, approval, license, award or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system or land or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., and state statutes analogous thereto.

     "Environmental Violation" means any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

     "Equipment" means the equipment described in Annexes 1B, 2B, 3B, 4B, 5B and 6B to Exhibit A hereto delivered on the Acceptance Date, together with any Parts (including without limitation replacement Parts) which may from time to time be incorporated in such equipment or other property and title to which shall have vested in Lessor.

     "ERISA" shall have the meaning given to such term in Section
21(k) hereof.

     "Event of Default" shall have the meaning given to such term in Section 22 hereof.

     "Expiration Date" means January 1, 2013.

     "Fair Market Sales Value" means the value which would be obtained in an arm's length transaction regarding the Properties between an informed and willing buyer and an informed and willing seller under no compulsion to sell. If the parties are unable to agree on the Fair Market Sales Value within 30 days of Lessor's giving of notice as specified in Section 23(c) hereof or by the date 120 days prior to the Expiration Date, as the case may be, such Fair Market Sales Value shall be determined by the Appraisal Procedure.

     "Fixtures" means all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

     "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include without limitation all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Properties.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means Unifi, Inc., a New York corporation, in its capacity as and to the extent set forth in the Guaranty.

     "Guaranty" means that certain Guaranty Agreement dated as of the date hereof executed by the Guarantor to the Lessor.

     "Hazardous Substance" means any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead or radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or
(c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any Claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Impositions" means any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for Taxes including but not limited to (a) real property Taxes, personal property Taxes and ad valorem Taxes in the nature of property Taxes on any Property or any Part thereof, (b) sales Taxes, use Taxes, value added and other similar Taxes (including without limitation rent Taxes and intangibles Taxes); (c) any excise Taxes, (d) real estate transfer Taxes, conveyance Taxes, stamp Taxes and documentary recording Taxes and fees, (e) Taxes that are or are in the nature of franchise, income, privilege and doing business Taxes, license and registration fees. (f) assessments on any Property, including all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term and (g) any Tax, Lien, assessment or charge asserted, imposed or assessed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto or any governmental authority performing functions similar thereto, and in each case all interest, additions to Tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which Lessee shall be obligated to pay Supplemental Payments, may be levied, assessed or imposed by any Governmental Authority upon or with respect to
(t) any Property or any Part thereof or interest therein, (u) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of such Property or any Part thereof or interest therein, (v) the rentals, receipts or earnings arising from any Property or any Part thereof or interest therein, (w) the Transaction Documents, the performance thereof, or any payment made or accrued pursuant thereto, (x) the income or other proceeds received with respect to any Property or any Part thereof or interest therein upon the sale or disposition thereof, (y) any contract relating to the construction, acquisition or delivery of or regarding any Property or any Part thereof or interest therein or (z) otherwise in connection with the transactions contemplated by the Transaction Documents.

     "Improvements" means, with respect to each parcel of Land, all buildings, structures, fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired by Lessor, together with any and all Appurtenant Rights and other appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in

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the Improvements at any time, including without limitation (a)
any Improvements existing as of the Acceptance Date and (b) any Improvements made subsequent to the Acceptance Date.

     "Indemnified Person" means Lessor, each Assignee, each collateral assignee of Lessor and mortgagee of Lessor pursuant to
Section 14(b) hereof and each of their respective successors and assigns and the officers, directors, stockholders, equity holders, agents and servants of any of the foregoing.

     "Land" means each parcel of real property described in Annexes 1A, 2A, 3A, 4A, 5A and 6A to Exhibit A hereto.

     "Law" means any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

     "Lease Supplement" means a Lease Supplement and Acceptance
Certificate substantially in the form of Exhibit B hereto, to be executed by Lessor and Lessee for the Properties, in accordance with the provisions of Section 4 hereof.

     "Legal Requirements" means all foreign, federal, state, county, municipal and other governmental statutes, Laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Lessor, any Indemnified Person or any Property, Land, Improvement, Fixture, Equipment or the taxation, demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et. seq., and any other similar federal, state or local Laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to Lessee affecting any Property or the Appurtenant Rights.

     "Lessee Entity" means Lessee, each Affiliate of Lessee and each Subsidiary of Lessee.

     "Lessor Entity" means Lessor, each Affiliate of Lessor and each Subsidiary of Lessor.

     "Lessor's Liens" means any Lien affecting, on or in respect of any Property or this Agreement arising as a result of (i) claims against Lessor not related to the transactions contemplated by the Transaction Documents, (ii) acts or omissions of Lessor not permitted under the terms of the Transaction Documents and in breach of any covenant or agreement of Lessor set forth in any of the Transaction Documents, (iii) Taxes imposed against Lessor which are not indemnified against by the Lessee pursuant to this Agreement or any other Transaction Document, except to the extent not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there is no material risk of the impairment of the Lien of this Agreement or the loss of the benefit of any part of any Property to Lessee under this

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Agreement or (iv) claims against Lessor arising out of the
transfer (whether voluntary or involuntary) by Lessor (without the consent of Lessee as provided in this Agreement) of all or any portion of its interests in all or part of any Property or the Transaction Documents.

     "Lien" means any lien, encumbrance, exception, restriction, easement, right of way, servitude, encroachment, pledge, security interest or irregularity in title of any kind.

     "Maximum Cost" means the sum of $27,500,000.

     "Memorandum of Lease" means the Memorandum of Lease
Agreement and Lease Supplement and Acceptance Certificate in the form of Exhibit C hereto to be executed by Lessor and Lessee as of the Acceptance Date.

     "Modifications" means, with respect to each Property, any modifications, alterations, renovations, improvements and additions to any such Property or any Part thereof and substitutions and replacements therefor.

     "Option Election Notice Date" means September 1, 2012.

     "Overall Transaction" means all of those transactions referred to in, provided for in or contemplated by this Agreement and/or the other Transaction Documents, including without limitation the financing, operation and management of the Properties.

     "Overdue Rate" means the lesser of the maximum rate permitted by applicable Law and a per annum interest rate equal to the Prime Rate plus two percent (2%).

     "Parts" means all appliances, parts, components, units, instruments, appurtenances, accessories and miscellaneous property of whatever nature that may from time to time be incorporated or installed in or attached to or otherwise part of any Property.

     "Payments" means Basic Payments and Supplemental Payments.

     "Permitted Contest" means any contest by Lessee regarding any Permitted Lien or any Taxes incurred with respect to which Lessee has provided a legal opinion from outside counsel stating in substance that the position adopted by Lessee in its contest has merit and has a reasonable likelihood of success; so long as Lessee shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which do not result in (a) the collection of, or other realization upon, the Lien or the Taxes so contested, (b) the sale, forfeiture or loss of any Property or any portion thereof, (c) any interference with the use of any or any Property or any portion thereof or (d) any interference with the payment of the Payments or any portion thereof.

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
     "Permitted Exception" means for each Property, the Liens set forth on Schedule B of the title policy commitment issued to Lessor for such Property.

     "Permitted Facility" means each manufacturing facility used to produce textured filament or spun yarns.

     "Permitted Lien" means:

     (a) the respective rights and interests of the parties to the Transaction Documents as provided in the Transactions
Documents;

     (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of this Agreement for no longer than the duration of this Agreement;

     (c) Liens for Taxes that either are not yet due or are being contested pursuant to a Permitted Contest;

     (d) Liens arising by operation of Law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to any Modification or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being contested pursuant to a Permitted Contest;

     (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements and shall have effectively stayed any execution or enforcement of such Liens;

     (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for a Permitted Contest;

     (g) Liens in favor of municipalities to the extent agreed to by the Lessor;

     (h)  Liens for Taxes not yet due; and

     (i) all Liens other than Liens which, in the reasonable assessment of Lessor, impair the value of any Property or the use of any Property for its intended purpose.

     "Permitted Sublease" means a sublease (a) to which Lessor has given its prior written consent (to be given or withheld in its sole discretion), (b) the sublessee with respect to which shall be organized under the Laws of the United States or any state thereof and shall have its principal place of business in the United States, (c) the term of which shall in no event exceed the then remaining portion of the Term, (d) immediately prior to the commencement of the term of which, and after giving effect to which, there shall exist no Default or Event of Default, (e) which shall be collaterally assigned to Lessor pursuant to an assignment which in form and substance is satisfactory to Lessor, and (f) which shall contain unconditional payment provisions and provisions relating to insurance, maintenance, operation in accordance with applicable Laws and insurance requirements, possession, delivery and return conditions (insofar as general condition of the applicable Property is concerned), events of default, remedies and permitted Liens on such Property which provide for benefits and protections to Lessee, as lessor, which are substantially similar to the benefits and protections provided to Lessor by such provisions of this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

     "Prime Rate" means the per annum interest rate announced by NationsBank, N.A. from time to time as its prime lending rate as in effect from time to time. Such prime rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. NationsBank, N.A. may make commercial loans or other loans at rates of interest at, above or below such prime rate. Such prime rate shall change automatically and without notice from time to time as and when such prime rate of NationsBank, N.A. changes.

     "Properties" means each parcel of Land and all Improvements, all Fixtures and all Equipment on each such parcel of Land or otherwise associated therewith, as more particularly described in Exhibit A hereto.

     "Purchase Agreement" means that certain Contract of Purchase and Sale dated as of the date hereof between the Lessor and the Seller pursuant to which the Seller has sold to the Lessor all of Seller's right, title and interest in and to each of the Properties.

     "Replacement" shall have the meaning given to such term in
Section 11(b) hereof.

     "Required Alteration" shall have the meaning given to such term in Section 12 hereof.

     "Sales Expenses" means (a) all property, excise, sales and use Taxes and other Taxes (as such may be applicable to the sale or transfer of any Property), (b) all fees, costs and expenses of such sale or transfer of any Property (including without limitation fees, costs and expenses of attorneys or those associated with transportation, storage, security or insurance) incurred by Lessor and (c) any and all other amounts incurred in connection with such sale or transfer of any Property for which, if not paid, Lessor would be liable or which, if not paid, would constitute a Lien on any Property or any Part thereof.

     "Seller" means Unifi, Inc., a New York corporation.

     "Subsidiary" of any Person means any corporation of which more than 50% of the voting rights of the outstanding capital stock at the time of determination is owned directly or indirectly by such Person or one of the Subsidiaries of such Person.

     "Supplemental Payments" means all amounts, liabilities and obligations which Lessee assumes or agrees to pay hereunder to Lessor or others, including without limitation payments of Casualty Loss Value and indemnities, but excluding Basic
Payments.

     "Tax" means any and all United States federal, state and local taxes, levies, fees, imposts, duties, charges, assessments, excises or withholdings, howsoever denominated.

     "Tax Assumptions" shall have the meaning given to such term in Section 18B(a) hereof.

     "Term" means the period of 15 years and 11 months commencing on the Acceptance Date and ending on the Expiration Date.

     "Termination Date" means the last day of the Term.

     "Third Party Purchaser" means a purchaser of one or more of the Properties which purchaser is financially capable of purchasing such Property or Properties, is selected by Lessee, is approved by Lessor and is not an Affiliate or a Subsidiary of Lessee.

     "Transaction Costs" means all the costs, fees and expenses referenced in Section 27 hereof.

     "Transaction Documents" means this Agreement, the Lease Supplement, the Memorandum of Lease, each Deed, each Warranty Bill of Sale, the Guaranty, the Purchase Agreement, and each Uniform Commercial Code financing statement as deemed appropriate by Lessor or its counsel, whether heretofore, now or hereafter executed.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

     "Voluntary Enhancement" shall have the meaning given to such term in Section 12 hereof.

     "Warranty Bill of Sale" means each warranty bill of sale relating to the item of Equipment or other property specifically referenced therein, duly executed by the appropriate Seller in favor of Lessor and dated the Acceptance Date.

     2. Agreement for Sale of Properties; Agreement for Lease of Properties; Covenant of Quiet Enjoyment.

     Pursuant to the Purchase Agreement, and subject to, and upon all of the terms and conditions of this Agreement, Lessor hereby agrees to purchase the Properties from the Seller and to lease the Properties to Lessee (and Lessee hereby agrees to lease the Properties from Lessor) for the Term. Provided that no Event of Default has occurred and is continuing, Lessor agrees that it shall not interfere with Lessee's quiet enjoyment and use of the Properties during the Term.

     3.   Conditions Precedent.

     The obligations of Lessor to purchase the Properties and to lease the same to Lessee and enter into the Overall Transaction are subject to:

          (a)  Principal Conditions.

          The delivery to Lessor on or prior to the Acceptance
Date of the following documents each in form and substance satisfactory to Lessor and the satisfaction of such other conditions specified in the following provisions:

          (i) each of the Transaction Documents (A) shall have been duly authorized and executed by the parties thereto and delivered, (B) shall be in full force and effect and (C) to the extent deemed necessary by Lessor, shall have been filed with the appropriate filing offices; provided, this subsection (i) shall not apply to the authorization, execution and delivery of Transaction Documents by Lessor;

          (ii) an officer's certificate from Lessee (A) certifying Lessee's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the Overall Transaction and Lessee's execution, delivery and performance of this Agreement and the other Transaction Documents to which Lessee is a party, (B) containing an incumbency certification of Lessee with the name(s), title(s) and specimen signature(s) of the person or persons authorized on behalf of Lessee to execute this Agreement and the other Transaction Documents to which Lessee is a party, (C) stating that no material adverse change has occurred in the condition of Lessee (financial or otherwise) since June 30, 1996 which would impair the ability of Lessee to pay and perform its obligations under any Transaction Document and (D) stating that no Default or Event of Default shall have occurred and be continuing as of the date hereof;

          (iii) an officer's certificate from Guarantor (A) certifying Guarantor's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the Overall Transaction and Guarantor's execution, delivery and performance of this Agreement and the other Transaction Documents to which Guarantor is a party, (B) containing an incumbency certification of Guarantor with the name(s), title(s) and specimen signature(s) of the person or persons authorized on behalf of Guarantor to execute this Agreement and the other Transaction Documents to which Guarantor is a party, (C) stating that no material adverse change has occurred in the condition of Guarantor (financial or otherwise) since June 30, 1996 which would impair the ability of Guarantor to pay and perform its obligations under any

Transaction Document and (D) stating that no Default or Event of Default shall have occurred and be continuing as of the date hereof;

          (iv) a written opinion of counsel for Lessee and Guarantor;

          (v) certificates of insurance and an insurance broker's letter evidencing the coverages required under Section
17 hereof;

          (vi) Uniform Commercial Code Lien searches, Tax Lien searches and judgment Lien searches as deemed necessary or appropriate by Lessor shall be conducted by a nationally recognized search company and the Liens referenced in such searches which are objectionable to Lessor shall either be removed or otherwise handled in a manner satisfactory to Lessor;

          (vii) good standing certificates from the Secretary of State of Lessee's state of incorporation, the state of Lessee's principal place of business and each state where a Property is located;

          (viii) good standing certificates from the Secretary of State of Guarantor's state of incorporation and the state of Guarantor's principal place of business;

          (ix) an appraisal of each Property conducted by an appraiser mutually acceptable to the Lessor and the Lessee;

          (x) title insurance commitments to issue policies respecting each Property in favor of Lessor from a title insurance company acceptable to Lessor, with such title exceptions thereto as are acceptable to Lessor;

          (xi) a FIRPTA affidavit from the Seller in compliance with the Code;

          (xii) an environmental site assessment respecting each Property prepared by GZA GeoEnvironmental, Inc.

          (xiii) a survey (with a flood hazard certification) respecting each Property prepared by an independent recognized professional acceptable to Lessor; and

          (xiv) invoices for the various Transaction Costs which constitute a component of Acquisition Cost.

          (b)  Additional Conditions.

          The fulfillment to the satisfaction of Lessor as of the Acceptance Date of the conditions specified in the following provisions:

          (i) the absence on the Acceptance Date of (A) any Lien on any Property, other than any Permitted Lien and (B) any Default or Event of Default (both before and after giving effect to the transactions contemplated by the Transaction Documents);

          (ii) the aggregate Acquisition Cost will not exceed the Maximum Cost;

          (iii) the Acceptance Date shall be a date between and inclusive of the date hereof and the Acquisition Expiration
Date;

          (iv) Lessee shall have paid all fees and expenses due and owing with respect to the Overall Transaction on or prior to the Acceptance Date, including without limitation all necessary recording fees, documentary stamp Taxes and similar amounts with respect to the acquisition of the Properties by Lessor;

          (v) title to each Property shall conform to the representations and warranties set forth in Section 21(s) hereof;

          (vi) all necessary Governmental Actions, in each case required by any Law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;

          (vii)     all consents, licenses, permits,
authorizations and assignments required as of the Acceptance Date by all Legal Requirements or pursuant to the terms of any contract, indenture, instrument or agreement respecting any Property (including without limitation for the acquisition, ownership, occupancy, operation, leasing or subleasing of any Property) shall have been obtained and shall be in full force and effect;

          (viii) no action or proceeding shall have been instituted, nor shall any action or proceeding be overtly threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority or to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby; and

          (ix) Lessor shall have received such other documents, appraisals, certificates, financing statements and other items, in form and substance satisfactory to Lessor, as Lessor may require.

     4.   Acceptance of the Properties.

     Lessor shall not be liable to Lessee for any failure or delay in obtaining either the Properties or access thereto. Lessor hereby appoints Lessee as Lessor's agent for the sole and limited purpose of accepting the Properties. On the Acceptance Date Lessee shall promptly inspect each Property, and unless Lessee gives Lessor prompt written notice of any defect in or other proper objection to any Property, Lessee shall promptly upon completion of such inspection execute and deliver to Lessor the Lease Supplement, dated the Acceptance Date. Lessor shall also pay to each Seller the Acquisition Cost of such Seller's Property or Properties to the extent all of the conditions precedent specified in Section 3 hereof have been fulfilled to Lessor's reasonable satisfaction. The execution of the Lease Supplement by Lessee shall evidence that (a) each Property has been irrevocably accepted under this Agreement for all purposes, upon and subject to all of the terms, conditions and provisions hereof and (b) as between Lessor and Lessee, (i) each Property has been inspected to Lessee's satisfaction and is in suitable form for its purpose, is in good operating order, repair and condition, (iii) is of a size, design, capacity, manufacture and construction acceptable to Lessee and (iv) is duly certified or licensed by any Governmental Authority which is charged with issuing such certificates or licenses.

     5.   Term; Early Termination.

          (a)  Term.

          The Term for the Properties shall commence on the Acceptance Date, and unless sooner terminated in accordance with the provisions of this Agreement, shall end on the Expiration
Date.

          (b)  Early Termination.

          On any Basic Payment Date on or after the fifth annual anniversary of the Acceptance Date, Lessee may terminate this Agreement as to all but not less than all of the Properties upon satisfaction of the following conditions: (i) on such designated early termination date, no Default or Event of Default shall have occurred and be continuing, (ii) the President, any Vice President, the Treasurer, the Chief Financial Officer or any other officer reasonably suitable to Lessor shall have delivered to Lessor a certificate (in form and substance reasonably satisfactory to Lessor) certifying that the Properties are obsolete or surplus to the needs of Lessee, (iii) Lessee shall arrange for the purchase of the Properties by one or more Third Party Purchasers, (iv) on such designated early termination date, Lessor shall receive: from (A) each appropriate Third Party Purchaser, the previously agreed upon purchase price, (B) Lessee, an amount by which the greater of Casualty Loss Value or Fair Market Sales Value for each individual Property exceeds the purchase price for such individual Property and (C) Lessee, all Basic Payments and Supplemental Payments then due and owing or accrued, (v) Lessee shall pay all Sales Expenses in connection with such sale of the Properties and (vi) Lessee shall surrender each Property to the appropriate Third Party Purchaser and deliver to such Third Party Purchaser the various permits, certificates, licenses, documents and other items, all in accordance with the provisions of Section 6 hereof as if such Third Party Purchaser were Lessor. To the extent the purchase price specified in Section (b)(iv)(A) hereof for any Property exceeds the Casualty Loss Value for such Property on such date, Lessor shall retain the excess. Upon Lessor's receipt and verification of payment of the above-referenced amounts, Lessor shall, at Lessee's cost and expense, execute and deliver special warranty deeds and special warranty bills of sale, as appropriate, in order to convey to the applicable Third Party Purchaser the Property or Properties purchased by such entity on an as-is, where-is and with all faults basis, without recourse or representation or warranty of any kind except as to the absence of Liens created by or through Lessor.

          (c)  Early Purchase Option.

          On July 1, 2006, Lessee may purchase all but not less than all of the Properties and terminate this Agreement upon satisfaction of the following conditions: (i) on such designated early purchase date, no Default or Event of Default shall have occurred and be continuing, (ii) Lessee shall purchase all but not less than all of the Properties for an amount equal to 70.35483142% of the aggregate Acquisition Cost, (iii) on such designated early purchase date, Lessor shall receive from Lessee the purchase price referenced in Section 5(c)(ii) and all Basic Payments and Supplemental Payments then due and owing or accrued and (iv) Lessee shall pay all Sales Expenses in connection with the sale of the Properties by Lessor to Lessee. Upon Lessor's receipt and verification of payment of the above-referenced amounts, Lessor shall, at Lessee's cost and expense (provided, however, Lessor shall pay the costs and expenses of Lessor's legal counsel), execute and deliver special warranty deeds and special warranty bills of sale, as appropriate, in order to convey to Lessee the Properties on an as-is, where-is and with all faults basis, without recourse or representation or warranty of any kind except as to the absence of Liens created by or through Lessor.

     6.   Termination Date Delivery of the Properties.

     If Lessee shall not have purchased the Properties in accordance with Sections 5(c) or 29 hereof or caused the Properties to be sold pursuant to Section 5(b) hereof then in any such case on the Termination Date Lessee shall surrender the Properties to Lessor. The terms of this Section 6 shall apply to Lessee's surrender of the Properties to Lessor or a Third Party Purchaser in accordance with the terms of this Agreement, including without limitation at the end of the Term, pursuant to
Section 5(b) hereof, in connection with the exercise of remedies with respect to an Event of Default or otherwise. At the time of such surrender to Lessor or a Third Party Purchaser, each Property (and each Part) shall (a) be in good operating order, and in the repair and condition as when originally accepted by Lessee for purposes of this Agreement, ordinary wear and tear from proper use thereof excepted, and refurbished where necessary, (b) be capable of being immediately operated by Lessor, a Third Party Purchaser or third party lessee without further inspection, repair, replacement, alteration or improvement, (c) be in accordance and compliance with any and all Legal Requirements, (d) be free and clear of all Liens, other than those granted or placed thereon by Lessor, and (e) be in compliance with the requirements of Sections 10, 11 and 12 hereof. Until all the Properties are delivered to Lessor or a Third Party Purchaser, as appropriate, as provided in this
Section 6, Lessee shall pay Lessor an amount equal to 110% of the daily average of the Basic Payments during the Term as determined by Lessor, on the dates requested by Lessor and shall pay Lessor the pro rata portion of such amount which is accrued but unpaid on the date all the Properties are surrendered to Lessor or a Third Party Purchaser; as appropriate; provided, however, this provision is not intended to grant Lessee a right to continued possession of any Property after the specified delivery date therefor.

     In the event that Lessee is obligated under this Agreement to surrender the Properties to Lessor or a Third Party Purchaser, then in either case on the applicable date Lessee shall provide Lessor or such Third Party Purchaser with (x) all permits, certificates of occupancy, governmental licenses and authorizations legally transferable and assignable and necessary to use, operate, repair, access and maintain each such Property for its intended purpose and (y) such manuals, permits, easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of each such Property for its intended purpose or otherwise as Lessor or such Third Party Purchaser shall reasonably request. All assignments, licenses, easements, agreements and other deliveries required by clauses
(x) and (y) of this paragraph shall be in form reasonably satisfactory to Lessor or such Third Party Purchaser, as appropriate, and shall be assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

     7.   Payments.

          (a)  Basic Payments.

          Lessee hereby agrees to pay Lessor Basic Payments for the Properties throughout the Term, in consecutive s installments, with each installment during the Term in an amount equal to the Basic Payment Factor set forth on Schedule A hereto multiplied by the Acquisition Cost (or, as of the date of this Agreement, in such dollar amounts as are set forth on Schedule A-1 hereto). Each Basic Payment shall be payable in advance, on the first day of the Basic Payment Period to which such Basic Payment corresponds.

          (b)  Supplemental Payments.

          Lessee agrees to pay Lessor, or to whomsoever shall be entitled thereto as expressly provided herein, all Supplemental Payments promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any such Supplemental Payment hereunder Lessor shall have all rights, powers and remedies provided for herein or by Law or equity or otherwise in the case of nonpayment of Basic Payments.

          (c)  Method of Payment.

          If the date that any Payment is due is other than a Business Day the Payment otherwise payable on such date shall be payable on the next succeeding Business Day. All Basic Payments and Supplemental Payments required to be made by Lessee to Lessor hereunder shall be made in good funds and in United States dollars. In the event of any assignment to an Assignee or collateral assignment pursuant to Section 14(b) hereof (if requested at such time by Lessor), all payments which are assigned to such Assignee or which Lessor certifies are otherwise matched with an obligation of Lessor to such collateral assignee (whether Basic Payments, Supplemental Payments or otherwise) shall be paid in the same manner specified herein for payments to Lessor at such address as shall be designated by such Assignee or collateral assignee. Time is of the essence in connection with the payment of Basic Payments and Supplemental Payments.

     8.   Net Lease.

     This Agreement is a net lease and Lessee acknowledges and agrees that Lessee's obligations hereunder, including without limitation its obligations to pay all Payments payable hereunder, shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including without limitation any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future Claims which Lessee may have against Lessor, any Assignee, any collateral assignee of Lessor pursuant to Section 14(b) hereof the manufacturer of or contractor with respect to any item of any Property, any Part of any Property, or any other Person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the obligations of Lessee be otherwise affected, by reason of any defect in any item of any Property, any Part of any Property, the condition, design, operation or fitness for use thereof, any damage to, or any loss or destruction of, any item of any Property, any Part of any Property, or any Liens or rights of others with respect to any item of any Property, any Part of any Property, any prohibition or interruption of or other restriction against Lessee's use, operation or possession of any item of any Property, any Part of any Property, for any reason whatsoever, or any interference with such use, operation or possession by any Person or entity, or by reason of any failure by Lessor to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, or Lessor or of any Assignee or collateral assignee of Lessor's interests pursuant to
Section 14(b) hereof or of Lessee to any other Person, or by reason of any insolvency, bankruptcy or similar proceedings by or against any Person or for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future Law to the contrary notwithstanding; it being the intention of the parties hereto that the Basic Payments and Supplemental Payments payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

     9.   Lessor's Title; True Lease.

          (a)  Lessor's Title.

          Title to the Properties shall at all times remain in Lessor and at no time during the Term shall title become vested in Lessee.

          (b)  True Lease.

          This Agreement is a lease intended as a true lease and not as a lease intended as security. The parties hereto intend Lessor to be treated as the owner of the Properties for all purposes, including without limitation for federal and state income Tax purposes, bankruptcy purposes, commercial Law purposes and real estate Law purposes. Lessee will make no Claim nor assert any right to the Properties or any component thereof inconsistent with Lessor's ownership thereof and will make appropriate entries upon its books and records reflecting Lessor's ownership of the Properties and each component thereof.

     10.  Use of the Properties; Compliance with Laws.

     Lessee agrees that each Property will be used, maintained, occupied and operated only (a) for purposes or operations in the ordinary course of its business as a Permitted Facility, (b) in accordance with all Legal Requirements, (c) in the manner set forth in, and in accordance with, the terms, conditions and provisions of the insurance policy or policies providing the coverages specified in Section 17 hereof and (d) otherwise in a manner sufficient to preserve any warranty Claim with respect to such Property. To the extent that any Legal Requirement mandates the licensing or certification of an operator of any operation or procedure at any Property, each such operator shall be duly licensed and currently certified and qualified. The Properties will at all times be and remain in the control of Lessee except as Lessee's relinquishment of control is required for maintenance. Without Lessor's consent, which consent shall not be unreasonably withheld, no component of any Property shall be relocated from the location of such Property identified in the legal description of the Land applicable thereto in the Lease Supplement. Lessee will not attach or incorporate any Part of any Property to or in any other item of equipment or personal property or to or in any real property (except the Land and/or Improvements identified in the Lease Supplement in which the associated Land is also described) in a manner that could give rise to the assertion of any Lien on such Part of the Property by reason of such attachment or the assertion of a Claim that such Part of the Property has become a fixture and is subject to a Lien in favor of a third party.

     In no event shall Lessee use or operate any Property, or knowingly permit any Property to be used or operated, for any purpose for which such Property is not designed or reasonably suitable, or in any fashion that may reasonably subject such Property to any Liens, other than Permitted Liens.

     11.  Maintenance and Repair.

          (a)  General Maintenance Standard.

          Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (ordinary wear and tear excepted) and in the repair and condition as when originally delivered to Lessor and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements, the terms, conditions and provisions of the insurance policy or policies providing the coverages specified in Section 17 hereof and manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property, such that such Property is capable of being immediately utilized by a third party and in compliance with standard industry practice.

          (b)  Replacement.

          If any component of any Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease) (each of the foregoing, a "Replacement"). All Replacements shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

          (c)  Additional Appraisals.

          Lessee shall cause to be delivered to Lessor one or more Appraisals (or reappraisals of Properties) subsequent to the date hereof from time to time as Lessor may request to the extent
(i) Lessor is required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals), (ii) upon the occurrence of any Event of Default or (iii) Lessor, in its reasonable discretion, deems (A) that there has been a material adverse change in the condition of Guarantor (financial or otherwise) as reflected in the financial statements of Guarantor delivered pursuant to Section 6(a) of the Guaranty or
(B) that the Properties have not been maintained in compliance with Section 11(a) hereof; provided, however, that Lessor shall bear the expense of any appraisal or reappraisal delivered pursuant to subsection (i) of this paragraph (c) and Lessee shall bear the expense of any appraisal or reappraisal delivered pursuant to subsection (ii) or (iii) of this paragraph (c).



          (d)  No Lessor Maintenance Obligation.

          Lessor shall under no circumstances be required to build any improvements or install any equipment on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Agreement or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any Part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any Part of any Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, the terms, conditions and provisions of the insurance policy or policies providing the coverages specified in Section 17 hereof, any contract, agreement, covenant, condition or restriction at any time in effect.

     12.  Required Alterations; Voluntary Enhancements.

     In case any Part of any Property is required to be altered or modified, or any addition is required with respect to any Property in order to comply with any Legal Requirement (each of the foregoing may be referred to as a "Required Alteration"), Lessee agrees to make such Required Alteration at its own expense. Such Required Alteration shall immediately be and become the property of Lessor and subject to the terms of this Agreement. Lessee agrees that, within 30 days after the close of any calendar quarter in which Lessee has made any material Required Alteration, Lessee will give written notice thereof to Lessor describing, in reasonable detail, the Required Alteration and specifying the cost thereof and the date or dates when made. All Replacements shall be considered accessions to the applicable Property and shall immediately, without further act, be and become the property of Lessor and Part of such Property. At the time title to any Replacement has become vested in Lessor pursuant to the provisions of this Section 12, title to such Part replaced thereby shall thereupon vest in Lessee; provided, however, that in no event shall any Part which cannot be removed without causing damage to any Property vest in Lessee. Lessee may, without the prior written consent of Lessor, affix, install or make any improvement or addition thereto other than a Required Alteration or Replacement (each of the foregoing may be referred to as a "Voluntary Enhancement"); provided, that a Voluntary Enhancement may only be made to a Property if such Voluntary Enhancement does not reduce the value, utility or useful life of such Property. Voluntary Enhancements shall be considered accessions to the applicable Property and shall immediately without further act, be and become the property of Lessor and Part of the applicable Property.

     13. Inspection; Reports; Change of Chief Executive Office and/or Name.

          (a)  Inspection.

          Lessor and any agent, designee or other Person acting at Lessor's direction (and after receiving the consent of Lessee as to such agent, designee or other Person, such consent not to be unreasonably withheld) shall have the right on any Business Day during normal business hours and upon reasonable notice to Lessee to inspect (i) the Properties and (ii) Lessee's records with respect thereto; provided, however, unless a Default or Event of Default shall have occurred and be continuing, neither Lessor nor any other such Person acting on Lessor's behalf will conduct any such inspection which is reasonably likely to disrupt Lessee's business operations. Unless a Default or Event of Default shall have occurred and be continuing, Lessor and any other such Person acting on Lessor's behalf shall only conduct such inspections, or cause such inspections to be conducted, as Lessor or any other such Person acting on Lessor's behalf reasonably deems necessary or appropriate to confirm the existence and proper maintenance of the Properties and to otherwise protect the interests of Lessor regarding the Properties. Upon receipt of notice from Lessor or any other such

Person acting on Lessor's behalf requesting to inspect one or more Properties, Lessee shall make (with reasonable promptness) all necessary arrangements to facilitate the inspection.

          (b)  Change of Chief Executive Office and/or Name.

          Lessee shall give Lessor no less than thirty (30) days prior written notice of any change by Lessee of (i) its chief executive office from the address referenced therefor in this Agreement and/or (ii) its name. Lessee shall stipulate the new address and/or its new name in such notice.

     14.  Sublease; Assignment; Consolidation and Merger.

          (a)  By Lessee.

          SUBJECT TO THE PROVISO TO THIS SECTION 14(a) AND
SECTION 14(c) HEREOF, LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD), SUBLEASE, ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS OR OBLIGATIONS HEREUNDER AND ANY ATTEMPTED SUBLEASE, ASSIGNMENT, TRANSFER OR ENCUMBRANCE BY LESSEE WITHOUT SUCH LESSOR CONSENT SHALL BE NULL AND VOID; PROVIDED, HOWEVER, THAT LESSEE MAY, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, SUBLEASE TO ANY AFFILIATE OF LESSEE ALL OR ANY OF THE PROPERTIES THEN SUBJECT TO THIS AGREEMENT SO LONG AS SUCH SUBLEASE SHALL BE A PERMITTED SUBLEASE.

          In the event Lessor provides its written consent to a sublease to any Person that is not an Affiliate of Lessee, such sublease must be a Permitted Sublease, no such sublease by Lessee will reduce any of the obligations of Lessee hereunder or the rights of Lessor hereunder, and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety. Lessee shall furnish to Lessor not later than the effective date of such sublease (i) new insurance certificates from Lessee's insurance broker in form and substance satisfactory to Lessor, indicating compliance with the provisions of this Section 14(a) and (ii) an officer's certificate of Lessee with the name and principal place of business of such sublessee. Lessee shall, and shall cause such sublessee to, execute and deliver such instruments to the appropriate Person for filing and to deliver copies of the same to Lessor (including without limitation sublease agreements and Uniform Commercial Code financing statements) as may be requested by Lessor in connection with any such sublease.

          (b)  By Lessor.

          Without Lessee's prior consent, Lessor may at any time
(i) assign, sell or transfer, in whole or in part, Lessor's right, title and interest in, to and under this Agreement, the other Transaction Documents and the other related documents, instruments and agreements, including without limitation the right to receive any or all Payments payable under this Agreement, the other Transaction Documents and the other related documents, instruments and agreements with respect to the Properties, to any Affiliate of Lessor and (ii) sell or transfer all of Lessor's right, title and interest in and to the Properties to any Affiliate of Lessor. Except as otherwise provided in the preceding sentence, with Lessee's prior written consent (which consent shall not be unreasonably withheld), Lessor may at any time (i) assign, sell or transfer, in whole or in part, Lessor's right, title and interest in, to and under this Agreement, the other Transaction Documents and the other related documents, instruments and agreements, including without limitation the right to receive any or all Payments payable under this Agreement, the other Transaction Documents and the other related documents, instruments and agreements with respect to the Properties, to any Person, and (ii) sell or transfer all of Lessor's right, title and interest in and to the Properties to any Person. Each such Assignee shall have all of Lessor's right, title and interest hereunder to the extent that the same relate to the interest of the Assignee covered by the assignment, including without limitation: the right to receive such Assignee's portion of the Basic Payments payable for the Properties for all Basic Payment Periods commencing on or after the date of such assignment; the right to receive such Assignee's portion of the Supplemental Payments which are payable as a result of acts or events which occur on or after the date of such assignment; and the right to enforce, either in such Assignee's name or in Lessor's name, but without cost or expense to Lessor, all of Lessor's rights hereunder assigned to such Assignee. Such Assignee may re-assign all or a portion of such right, title and interest, provided that any such re-assignment shall be subject to the same terms and conditions set forth in this Section. Any assignment or re-assignment shall be subject to Lessee's rights hereunder so long as no Event of Default has occurred and is continuing hereunder. Lessee shall be under no obligation to any Assignee except upon written notice of such assignment from Lessor. Upon written notice from Lessor to Lessee of such assignment, Lessee agrees to pay the Basic Payments and Supplemental Payments to the Assignee, as the case may be, in accordance with the terms of this Agreement supplemented by the instructions specified in such notice, to give all notices which are required or permitted to be given by Lessee to Lessor hereunder to the Person(s) specified to receive the same in such written notice of assignment and to otherwise comply with all reasonable notices, directions and demands which may be given by such Assignee in accordance with the provisions of this Agreement. Lessee agrees to deliver to any Assignee an acknowledgment of the assignment [together with an opinion of counsel to Lessee regarding the validity and enforceability of this Agreement against Lessee, incumbency certificate of Lessee and such authorizing resolutions as such Assignee may reasonably request; provided, however, all out of pocket fees and expenses incurred by Lessee in connection with the production or delivery of the foregoing documents referenced previously in this sentence shall be for the account of Lessor or such Assignee, as agreed to by such parties.

          In addition to the foregoing, with respect to any subsequent leveraging of the transaction evidenced by the Transaction Documents, Lessor at any time and from time to time may (A) without Lessee's consent, collaterally assign, grant a security interest in and/or mortgage to any Affiliate of Lessor in whole or in part Lessor's right, title and interest in, to and under the documents, rights, Properties and other items referenced above in Section 14(b)(i) and (b)(ii) and (B) with Lessee's prior written consent (which consents shall not be unreasonably withheld), collaterally assign, grant a security interest in and/or mortgage to any other Person in whole or in part Lessor's right, title and interest in, to and under the documents, rights, Properties and other items referenced above in
Section 14(b)(i) and (b)(ii). Lessee agrees to observe the terms and conditions of the documentation regarding any such collateral assignment, grant of a security interest and/or mortgage (to the extent the right, title and interest of Lessee under the Transaction Documents and with respect to the Properties are not materially and adversely affected), including without limitation the provision of notices to any collateral assignee or secured party and (regarding the insurance coverages required pursuant to Section 17 hereof) the addition of such collateral assignee or secured party as a loss payee and additional insured as reasonably requested by Lessor and such collateral assignee.

          (c)  Consolidation and Merger by Lessee.

          Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

               (i) Lessee is the surviving entity of any such consolidation or merger and the requirements of Sections
14(c)(ii)(B)-(D) are satisfied; or

               (ii) (A) the corporation formed by such
consolidation or into which Lessee is merged, or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety, shall be a solvent corporation organized and existing under the Laws of the United States of America or any state or the District of Columbia and shall execute and deliver to Lessor an agreement containing an effective assumption by such successor, transferee or lessee corporation of the due and punctual performance and observance of each covenant and condition of this Agreement; provided any such consolidation, merger, acquisition by conveyance, transfer or lease of substantially all of its assets shall not release Lessee from its obligations under this Agreement, which obligations shall at all times remain primary and direct;

                    (B)  immediately prior to and after giving
effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                    (C)  immediately after giving effect to such
transaction, the consolidated tangible net worth (calculated on the same basis as the Consolidated Tangible Net Worth of Lessee) of the corporation formed by such consolidation or into which

Lessee is merged or the Person which acquired by conveyance, transfer or lease substantially all the assets of Lessee as an entirety, as the case may be, shall not be less than 100% of the Consolidated Tangible Net Worth of Lessee as reflected in Lessee's then most recent audited financial statements furnished by Lessee pursuant hereto prior to such consolidation, merger, conveyance, transfer or lease; and

                    (D)  Lessee shall have delivered to Lessor a
certificate signed by the President, any Vice President, its Chief Financial Officer, its Treasurer or any other officer reasonably suitable to Lessor, satisfactory in form and substance to Lessor, stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause 14(c)(ii)(A) above comply with this Section 14(c) and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation or merger in which Lessee is not the surviving corporation, or any conveyance, transfer or lease of substantially all the assets of Lessee as an entirety in accordance with this Section 14(c), the successor corporation formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for (but without release of Lessee to the extent the provisions to clause 14(c)(ii)(A) above is applicable), and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation had been named as a Lessee herein.


     15.  Liens.

     Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Property or Lessor's title thereof, except for Permitted Liens. Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep each Property free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor, any such Lien not excepted above if the same shall arise at any time. Lessee will notify Lessor in writing promptly upon becoming aware of any Tax or Lien (other than any Permitted Lien) that shall attach to any Property and of the full particulars thereof. Lessee shall pay, and save Lessor harmless against, any and all losses, judgments, decrees and costs (including without limitation all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and shall promptly after the final settlement, compromise or determination (including without limitation any appeals) of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

     Lessor will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or with respect to any Property attributable to it, and Lessor agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Liens (by bonding or otherwise, so long as the Lessee's operation and use of such Property are not impaired); provided, that Lessor may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any Property or any interest therein and do not interfere with the use, operation, or possession of any Property by the Lessee under this Agreement; provided, further, that the following Liens shall be permitted pursuant to this Agreement and the Lessor shall have no duty to discharge and/or satisfy in full such Liens: (a) any assignment, conveyance or other transfer by Lessor to any Affiliate of Lessor of any right, title or interest of Lessor in and to any Property or any Transaction Document; (b) any collateral assignment, security interest or other similar Lien granted by Lessor or an Affiliate of Lessor to an additional Affiliate of Lessor respecting any right, title or interest of such grantor in and to any Property or any Transaction Document; and/or (c) any assignment conveyance or other transfer by Lessor in accordance with the terms of Section 14(b) of this Agreement.


     16.  Loss, Damage or Destruction.

          (a)  Risk of Loss, Damage or Destruction.

          Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation, requisition or commandeering, partial or complete, of or to the Properties, however caused or occasioned, such risk to be borne by Lessee with respect to the Properties from the Acceptance Date, and continuing until the Properties have been surrendered to Lessor or one ore more Third Party Purchasers, as the case may be, in accordance with the provisions of Section 6 hereof or have been purchased by Lessee in accordance with the provisions of Sections 5(c) or 29 hereof. Lessee agrees that no occurrence specified in the preceding sentence shall impair, in whole or in part, any obligation of Lessee under this Agreement, including without limitation the obligation to make Payments.

          (b) Casualty and Condemnation with Respect to the Properties.

          (i)  Upon the occurrence of any Casualty or
Condemnation with respect to any Property during the Term, Lessee shall forthwith (and in any event within 10 days after such occurrence) give Lessor written notice of such Casualty or Condemnation and of its election either to restore such Property pursuant to Section 16(b)(ii) hereof and otherwise consistent with the provisions of this Section 16(b) hereof or to pay the Casualty Loss Value for such Property and terminate this Agreement with respect to such Property pursuant to Section 16(b)(iii) hereof and otherwise consistent with the provisions of this Section 16(b), provided, that Lessee shall not have the right to elect restoration of such Property if a Default or Event of Default shall have occurred and be continuing and in such circumstance, Lessee shall be deemed to have elected the option set forth in Section 16(b)(iii) hereof.

          (ii) If pursuant to this Section 16(b) this Agreement shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including without limitation any such award, compensation or insurance which has been received by Lessor and which should be turned over to Lessee pursuant to the terms of the Transaction Documents, and if not available or sufficient, using its own funds), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 11 and 12 hereof, using the as-built plans and specifications or manufacturer's specifications for the applicable Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the applicable Property and all applicable Legal Requirements), so as to restore the applicable Property to the same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the applicable Property shall remain with Lessor.

          (iii) On the Casualty Loss Value Date next following the occurrence of such Casualty or Condemnation (unless such Casualty or Condemnation occurs within 20 days of the next occurring Casualty Loss Value Date, in which case the payments referenced below shall be made on the second following Casualty Loss Value Date after the Casualty or Condemnation), Lessee shall pay Lessor the sum of (A) the Casualty Loss Value (computed as of the Casualty Loss Value Date next following or second following the Casualty or Condemnation, as the case may be), plus (B) all accrued and unpaid Basic Payments owing for all Basic Payment Periods prior to the Casualty Loss Value Date as of which the Casualty Loss Value is to be paid pursuant to the foregoing subsection(A), plus (C) all Supplemental Payments then due and owing. Upon payment in full of amounts specified in clauses (A) through (C) of the preceding sentence, (X) the obligation of Lessee to pay Basic Payments hereunder, with respect to such Property for all Basic Payment Periods commencing after the occurrence of such Casualty or Condemnation shall terminate, (Y) the Term shall end with respect to such Property, and (Z) on Lessor's receipt and verification of payment of the above-referenced amounts, Lessor shall, at Lessee's cost and expense, execute and deliver special warranty deeds and special warranty bills of sale, as appropriate, in order to convey to Lessee the Property with respect to which the Casualty or Condemnation occurred on an as-is, where-is and with all faults basis, without recourse or representation or warranty of any kind except as to the absence of Liens created by or through Lessor.

          (iv) Subject to the provisions of Sections 16(a) and
(b) hereof and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds under Section 17(b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in any Property to the extent (A) all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (B) the use, access, occupancy, easement rights or title to such Property or any Part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing (regardless of whether Lessee elects to pay the amounts referenced in Section 16(b)(iii) hereof), then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this
Section 16(b)(iv). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Transaction Documents. To the extent Lessor commences the exercise of remedies upon the occurrence of an Event of Default, such award, compensation or insurance proceeds may be applied, in Lessor's discretion, to any amounts outstanding with respect to such Event of Default; provided, to the extent Lessee shall have paid all amounts due and owing pursuant to this Agreement or any other Transaction Document, and any amounts received as an award, compensation or insurance proceeds shall remain, such amounts shall be paid to or returned to the Lessee.

          (v) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any Claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Agreement shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

          (vi) In the event a Casualty or a Condemnation of a Property or any interest therein occurs where damage to the affected Property is estimated to equal or exceed $500,000, Lessee shall give notice thereof promptly to Lessor after Lessee learns of such Casualty or Condemnation.

          (vii) Except as referenced in Section 16(b)(iii) and (vi) hereof, in no event shall a Casualty or Condemnation affect Lessee's obligations to make Payments pursuant to this Agreement.

          (viii) Notwithstanding anything to the contrary set forth in this Agreement, if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such

Property, and (A) following such Casualty or Condemnation, there is no reasonable expectation that the applicable Property can be restored, repaired or replaced on or before the day 180 days prior to the Expiration Date or the date nine months after the occurrence of such Casualty or Condemnation to the same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied), then this Agreement shall terminate with respect to the applicable Property in accordance with Section 16(b)(iii) hereof on the next occurring Casualty Loss Value Date or (B) such Property is not in fact restored, repaired or replaced as referenced in the foregoing subsection (A) on or before the day 180 days prior to the Expiration Date or the date nine months after the occurrence of such Casualty or Condemnation, then this Agreement shall terminate with respect to the applicable Property in accordance with Section 16(b)(iii) hereof on the next occurring Casualty Loss Value Date.

          (c)  Environmental Matters.

          Within 10 days of Lessee gaining actual knowledge of the presence of Hazardous Substances in any portion of any Property or Properties in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. Not later than 60 days after Lessee gains actual knowledge of such Environmental Violation, Lessee shall deliver to Lessor a termination notice or a remediation notice with respect to the applicable Property or Properties; provided, that Lessee shall not have the right to give a remediation notice if a Default or Event of Default shall have occurred and be continuing and in such circumstance, Lessee shall be deemed to have given a termination notice.

          If Lessee delivers a termination notice, Lessee shall (on the Casualty Loss Value Date next occurring after the giving of such notice) pay Lessor the sum of (A) the Casualty Loss Value for such affected Property or Properties, plus (B) all accrued and unpaid Basic Payments, plus (C) all Supplemental Payments then due and owing.

          If Lessee delivers a remediation notice, Lessee shall (at Lessee's sole cost and expense) promptly and diligently undertake and complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee delivers a remediation notice as referenced above, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law.

          (d)  Application of Payments Not Relating to a
Casualty, Condemnation or Environmental Violation.

          Any payments (including without limitation any award, compensation or insurance proceeds) received at any time by Lessor or Lessee from any insurer, governmental authority or other party with respect to any condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, any Property not constituting a Casualty, Condemnation or Environmental Violation, will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 11 and 12 hereof, if not already paid by Lessee, or if already paid by Lessee and if no Default or Event of Default shall have occurred and be continuing, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections 11 and 12 with respect to such loss or damage shall be paid to or retained by Lessor. If a Default or Event of Default shall have occurred and be continuing, all amounts referenced in this Section 16(d) shall be paid to or retained by Lessor in accordance with the provisions of Section 16(b)(iv).

     17.  Insurance.

          (a)  Public Liability and Workers' Compensation
Insurance.

          During the Term for each Property, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability and umbrella liability insurance for Claims for injuries or death sustained by persons or damage to property while on such Property or the premises where the Equipment is located and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage (i) for commercial general aggregate liability of less than $2,000,000 and (ii) for umbrella liability of less than $25,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as an additional insured. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or Claim before any contribution by any insurance which Lessor may have in force. During the Term, Lessee shall, in the operation and use of each Property, maintain workers' compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $1,000,000. In the operation of each Property, Lessee shall comply with workers' compensation Laws applicable to Lessee, and protect Lessor against any liability under such Laws.

          (b)  Permanent Hazard and Other Insurance.

          (i) During the Term for each Property, Lessee shall keep such Property insured against all risk of physical loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications in each case in amounts no less than the greater of the Casualty Loss Value or replacement value of such applicable Property from time to time and on terms that are no less favorable than insurance covering other similar properties owned by Lessee and are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as a named additional insured and loss payee to the extent of its interest; provided, so long as no Default or Event of Default exists, any loss payable under the insurance policies required by this Section will be paid to Lessee. If a Default or an Event of Default shall have occurred and be continuing all amounts referenced in this Section 17(b) shall be paid to or retained by Lessor in accordance with the provisions of Section 16(b)(iv).

               (ii) If, during the Term with respect to a Property the area in which such Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to any such Property.

               (iii) In addition to the insurance coverages referenced above, Lessee shall maintain such other insurance with respect to the Properties in such amounts and against such insurable hazards as is usually carried by Persons in the same industry as Lessee in the same general region, but any loss of the type customarily covered by the policies described in Sections 17(a) and (b)(i and ii), whether actually covered in whole or in part by such policies, shall be the responsibility of Lessee and the absence of such coverage shall not relieve Lessee from any of its obligations under any of the documents or agreements related to the Overall Transaction.

          (c)  Additional Provisions Regarding Insurance Coverage.

               (i) As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish Lessor with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under this Section 17 to be in effect, naming (to the extent of its interests) Lessor as an additional insured and loss payee and evidencing the other requirements of this Section 17. In addition, Lessee shall cause a letter (in form and substance reasonably satisfactory to Lessor) prepared by the insurers or the insurance broker of Lessee to be delivered at each time an insurance certificate is required hereunder stating that the insurance coverages which Lessee has in effect regarding the Properties satisfy the requirements of this Agreement. Any insurance policies carried in accordance with this Section 17 shall be subject only to (A) exclusions of the sort existing in the insurance policies in effect on the Acceptance Date and (B) deductible amounts and/or retentions not in excess of $1,000,000. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies. Lessee shall cause such certificates to include a provision for 30 days' advance written notice by the insurer to Lessor in the event of cancellation or material alteration of such insurance. If an Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by this Section 17.

               (ii) Lessee agrees that the insurance policy or policies required by this Section 17 shall include an appropriate clause pursuant to which each such policy shall (A) provide that it will not be invalidated (I) should Lessee or any contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by any such policy,
(II) due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee, (III) due to any foreclosure or other proceeding or notice of sale relating to the Properties or (IV) due to the use of any Property for purposes more hazardous than permitted by the terms of any such policy, (B) include effective waivers by the insurer of all Claims for insurance premiums or commissions or (if any such policy provides for the payment thereof) additional premiums or assessments against Lessor, (C) waive any right of subrogation of the insurers against Lessor and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor, (D) provide that the whole or any part of the right, title and interest of Lessor or Lessee therein may be assigned and (E) be reasonably satisfactory to Lessor in all other material respects. Lessee hereby waives any and all such rights against Lessor to the extent of payments made to any such Person under any such policy.

               (iii) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Section 17, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (A) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (B) each such insurance policy will not cause Lessee's insurance required under this
Section 17 to be subject to a coinsurance exception of any kind.

               (iv) Lessee shall pay as they become due all premiums for the insurance required by this Section 17, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

     18A. General Tax Indemnity.

          Lessee agrees to pay, and shall indemnify and hold harmless each Indemnified Person on demand on an After Tax Basis for all Taxes and other governmental charges or withholdings paid or payable by, or assessed against, such Indemnified Person, including but not limited to federal, state, county and municipal fees and Taxes, ad valorem, sales, use, value added, leasing, excise, stamp and documentary Taxes (other than federal and state Taxes based on Lessor's net income and corporate franchise taxes), and all related penalties, fines and interest charges in connection with (a) the Properties, the financing, refinancing, purchase, ordering, acquisition, acceptance, rejection, ownership, possession, design, construction, installation, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, condition, sale, return, repossession (whether by summary proceedings or otherwise), destruction, return or any other disposition of any Property or any Part thereof, including without limitation the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion thereof until the return pursuant to the terms of the Transaction Documents or other termination of such Transaction Documents, (b) the payment or receipt of Rent or other charges under any Lease Supplement or (c) such Taxes or other liabilities otherwise arising in connection with the transactions contemplated by the Transaction Documents. Lessee shall timely pay or cause to be paid all Taxes directly to the applicable taxing authorities and shall timely file all reports, returns and filings required in connection therewith; provided, however, Lessee shall deliver to the appropriate Indemnified Person any properly completed report, return or other filing required in connection with any Taxes for which the signature of such Indemnified Person is required, such delivery to be made within a reasonable period prior to the due date of the applicable report, return or filing. Upon an Indemnified Person's request, Lessee will promptly furnish to such Indemnified Person information as the Indemnified Person shall require in connection with the preparation, filing and payment of all returns relating to such Taxes.

          All of the indemnities contained in this Section 18A shall continue in full force and effect notwithstanding the expiration or other termination of the Term and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Person.

     18B. Special Tax Indemnity.

As of the time of the execution of this Agreement:

          (a)  Assumptions.

          Lessor has made the following assumptions regarding the characterization of this Agreement for federal and state income Tax purposes (the "Tax Assumptions"): (i) Lessor will be treated as the purchaser, owner and lessor of the Properties; (ii) the Properties will be treated as placed in service on the date the Lease Supplement therefor is delivered, (iii) Lessor's basis in the Properties will be equal to the total cost to Lessor of the Properties as reflected in the applicable Lease Supplement (including without limitation, Impositions and Taxes paid in connection therewith, freight and delivery charges, if any, and installation charges), and such cost shall be allocated among the Land, Improvements, Fixtures and Equipment as set forth on the applicable Lease Supplement; (iv) for federal and state Tax purposes, Lessor will be entitled to claim depreciation deductions with respect to 100% of the total actual cost allocated among the categories of the Properties (excluding any cost allocated to Land) computed on the basis set forth in the applicable Lease Supplement; (v) the only amounts that Lessor will be required to include in gross income with respect to this Agreement will be (A) Basic Payments when and as due under this Agreement, (B) payments as a consequence of a sale or other disposition of the Properties or a portion thereof, and (C) any indemnity pursuant to this Section 18B; (vi) all items of income and expense will be treated on an accrual basis and as derived from or allocable to sources within the United States; (vii) Lessor will be subject to federal income tax at the rate of 35% and state income tax at the rate of 0% (collectively, the "Effective Tax Rate"); (viii) Lessor is an accrual method taxpayer, has a taxable year ending December 31 and will have a full first taxable year; (ix) Lessor will be able to fully use the depreciation deductions described in clause (iv) above to offset income that would otherwise have been subject to income tax at the Effective Rate; (x) Lessor will not be subject to a minimum tax or tax measured by items of tax preference; (xi) no portion of the depreciation deductions will be recaptured pursuant to Section 1245 or Section 1250 of the Code or otherwise recaptured thereunder; and (xii) the Lease will not be treated as a "disqualified leaseback or long-term agreement" as such term is defined for purposes of Section 467 of the Code.

          (b)  Representations, Warranties and Covenants.

          Lessee hereby represents, warrants and covenants to Lessor as follows: (i) the Properties will not be used "predominantly outside the United States" within the meaning of Sections 168(g)(1)(A) and 168(g)(4) of the Code; (ii) assuming Lessor is treated as the owner of the Properties for federal income tax purposes, the Tax Assumptions set forth in Section 18B(a)(iii) -(v) are correct; (iii) neither the Properties nor any component thereof constitutes "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647; (iv) Lessee (including without limitation any Affiliate of Lessee) will not claim any depreciation or cost recovery deductions with respect to the Properties, will not use the Properties in any manner that will cause the Properties to cease to qualify for depreciation deductions as set forth in the applicable Lease Supplement, and has not taken and will not take any other action in connection with filing its or their federal and state income tax returns that would cause any of the Tax Assumptions to be incorrect; (v) at no time during the Term will the Properties or any portion thereof be deemed to be tax exempt use property as defined in Section 168(h) of the Code or public utility property within the meaning of Section 168(i)(10) of the Code; (vi) all written information of a factual nature with respect to the Properties or any portion thereof provided by the Lessee or any Affiliate or agent thereof to any appraiser employed in connection with the transactions contemplated hereby, was accurate at the time given and, unless amended by information given in writing to such appraiser and Lessor by the Lessee or an

Affiliate of the Lessee on or prior to the date that any applicable Property becomes subject to a Lease Supplement will be accurate in all material respects on the date of delivery of the Lease Supplement therefor; (vii) on the date that any Property becomes subject to a Lease Supplement, no improvements, modifications or additions will be required in order to render such Property complete for its intended use by Lessee, and such Property will be deemed to have been placed in service no later than the date that the Lease Supplement is delivered; (viii) no member of the "Lessee Group" (as defined in Revenue Procedure 75-21, 1975-1 C.B. 715) of which the Lessee is a member will following the closing of the Lease and the transactions contemplated thereby have any investment in the Properties or any portion thereof not permitted by Section 4 of Revenue Procedure 75-21, as amended by Revenue Procedure 79-48, 1979-2 C.B. 529; and (ix) during the Term, no loss, damage, destruction, abandonment, condemnation, seizure, confiscation, theft, forfeiture, requisition of title or requisition of use with respect to the Properties or any portion thereof that does not constitute a Casualty or Condemnation resulting in the payment of Casualty Loss Value with respect thereto will result in the disallowance, loss, recapture or deferral of all or part of the depreciation deductions and amortization deductions referred to in Section 18 B(a) above.

          (c)  Indemnity Payment Conditions.

          (i) If, by reason of any act or omission of Lessee or by any other Person in possession of the Properties, or by reason of the inaccuracy or breach by Lessee of any of the representations, warranties and covenants contained in Section 18B(b), tax benefits resulting from the Tax Assumptions are lost, disallowed, eliminated, reduced, recaptured, compromised, delayed or otherwise made unavailable to Lessor or (ii) Lessor incurs a tax detriment because it is required to include amounts in income other than as contemplated in the Tax Assumptions, Lessee shall, upon notice by Lessor, promptly pay to Lessor on demand in immediately available funds, an indemnity payment determined on an After Tax Basis, as reasonably computed by Lessor, equal to the amount of such lost tax benefits and such tax detriments incurred (computed at the Lessor's applicable federal and state tax rate and including without limitation the incurrence of any tax detriments as a result of the inclusion by Lessor in gross income of the aggregate indemnity payment pursuant to this
Section 18B), plus any interest, penalties and additions to tax thereon and plus any expenses incurred by Lessor in connection therewith. Notwithstanding anything herein to the contrary, Lessee shall not be liable for any indemnity payment arising from a tax detriment as a result of any taxing authority's reallocation of the cost paid by Lessor for the Properties in a manner different from the allocation reflected in the applicable Lease Supplement unless arising from a direct act or omission of Lessee; provided, however, Lessee specifically acknowledges and agrees that the allocation reflected in the Lease Supplement is reasonable and reflects an appropriate allocation based on the respective fair market values of the classes of the Properties as set forth on such Lease Supplement. Lessee accordingly agrees that it will not take a reporting position for income tax purposes, ad valorem tax purposes or otherwise inconsistent with the allocation set forth on such Lease Supplement.

          (d)  Survival of Indemnities.

          All of the indemnities contained in this Section 18B shall apply to the Properties and each component thereof and shall continue in full force and effect, notwithstanding the expiration or other termination of the Term and are expressly made for the benefit of, and shall be enforceable by, Lessor and each Assignee.

          (e)  Consolidated Group.

     For purposes of this Section 18B, the term Lessor shall include any group or any member of an affiliated group of corporations of which Lessor is, or may become, a member if consolidated or combined returns are filed for such affiliated group for federal, state or local income tax purposes, and their respective successors and assigns.

     19.   General Indemnity.

          Whether or not any of the transactions contemplated hereby shall be consummated, Lessee hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against such Indemnified Person by any third party (but not to the extent such Claims arise from the gross negligence, willful misconduct or willful breach of such Indemnified Person or are otherwise solely attributable to acts or events occurring after the expiration of this Agreement or after the transfer of any Property to Lessee or a third party) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement or any other Transaction Document or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, ordering, acquisition, acceptance, rejection, ownership, possession, design, construction, installation, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, condition, sale, return, repossession (whether by summary proceedings or otherwise), destruction, return or any other disposition of any Property or any Part thereof, including without limitation the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof;
(b) any latent or other defects in any Property or any portion thereof whether or not discoverable by such Indemnified Person or Lessee; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to any Property, this Agreement or Lessee;
(d) the Transaction Documents, or any transaction contemplated thereby; (e) any breach by Lessee of any of its representations or warranties under the Transaction Documents to which Lessee is a party or failure by Lessee to perform or observe any covenant or agreement to be performed by it under any Transaction Document; (f) the transactions contemplated hereby or by any other Transaction Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any infringement Claims.

          All of the indemnities contained in this Section 19 shall continue in full force and effect notwithstanding the expiration or other termination of the Term and are expressly made for the benefit of, and shall be enforceable by, each Indemnified Person.

     20.  NO LESSOR WARRANTIES.

     LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS-IS, WHERE-IS AND WITH ALL FAULTS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR WHATSOEVER AND IN EACH CASE SUBJECT TO (I) THE EXISTING STATE OF TITLE,(II)THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (III) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (IV) ALL APPLICABLE LEGAL REQUIREMENTS AND (V) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE LEASE SUPPLEMENT. LESSOR HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) WHATSOEVER AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO ANY PROPERTY, THE TITLE, VALUE, USEFUL LIFE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), THE QUALITY OF THE MATERIALS IN OR WORKMANSHIP OF ANY PROPERTY, THE CONFORMITY OF ANY PROPERTY TO ANY PURCHASE ORDER OR PLANS AND SPECIFICATIONS, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND LESSOR SHALL NOT BE DEEMED TO HAVE ANY LIABILITY FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREON, THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT OR FOR ANY DAMAGES OF ANY KIND OR TYPE TO PERSONS OR PROPERTY RESULTING THEREFROM, OR FOR LESSEE'S LOSS OF USE OF ANY PROPERTY OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE ANY PROPERTY FOR ANY REASON. PRIOR TO THE DATE HEREOF, LESSEE HAS BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON, IS (INSOFAR AS LESSOR IS CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS AGREEMENT SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE.

     So long and only so long as an Event of Default shall not have occurred and be continuing, and so long and only so long as all of the Properties shall be subject to this Agreement and Lessee shall be entitled to possession of the Properties hereunder, Lessor authorizes Lessee, at Lessee's sole expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's vendor's or dealer's warranty on any item of Properties; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all Claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization.

     21.  Lessee's Representations and Warranties.

     Lessee hereby represents and warrants as of the date hereof to Lessor and each Assignee of Lessor that:

          (a)  Due Organization and Existence.

          Lessee is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation, and is qualified to do business in each jurisdiction in which such qualification is necessary in order for Lessee to carry on its business and to perform its obligations hereunder, and is in good standing under the Laws of each jurisdiction in which the failure to be in good standing would have a material adverse effect on the condition (financial or otherwise) of Lessee.

          (b)  Power and Authority.

          Lessee has the corporate power and authority to execute and perform this Agreement and to lease the Properties hereunder, and has duly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents to which Lessee is a party.

          (c)  Due Authorization.

          The leasing of the Properties from Lessor by Lessee, the execution and delivery of this Agreement and the other Transaction Documents to which Lessee is a party, the compliance by Lessee with the terms hereof and thereof and the payment and performance by Lessee of all of its obligations hereunder and thereunder (i) have been duly and legally authorized by appropriate corporate action taken by Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's articles of incorporation, by-laws or of any provisions of any agreements relating to shares of the capital stock of Lessee, and (iii) will not violate or constitute a breach of any provisions of applicable Law, or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or any instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets.

          (d)  Enforceability.

          This Agreement and the other Transaction Documents to which Lessee is a party have been executed by the duly authorized officer or officers of Lessee and delivered to Lessor and constitute, the legal, valid and binding obligations of Lessee, enforceable in accordance with their terms.

          (e)  No Consents.

          The execution and delivery by Lessee of this Agreement and the other Transaction Documents to which Lessee is a party, the payment and performance by Lessee of all of its obligations hereunder and thereunder and the sale of the Properties by any Seller to Lessor for the purpose of leasing the same to Lessee under this Agreement and the other applicable Transaction Documents, in no such case requires any consent or approval of, the giving of notice to, the registration, filing or recording with or the taking of any other action in respect of, any federal, state, local or foreign government or governmental authority or agency.

          (f)  No Liens.

          No mortgage, deed of trust, or other Lien (other than the Lien granted to Lessor hereunder) which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to any Property, or in any manner affects or will affect adversely Lessor's rights and interests therein;

          (g)  Perfection of Security Interest.

          To the extent this Agreement is hereafter deemed to be a lease intended as security and not a true lease then except for the filing of Uniform Commercial Code financing statements with the North Carolina Secretary of State, Guilford County, North Carolina, Lee County, North Carolina, Stokes County, North Carolina and Rockingham County, North Carolina, no further action, including without limitation any filing or recording of any document, mortgage, or Uniform Commercial Code financing statement is necessary or advisable in order to establish and perfect, the Properties as against Lessee and/or any third parties in any applicable jurisdiction.

          (h)  (intentionally omitted).

          (i)  No Litigation.

          There is no litigation or any other proceedings now pending or, to the knowledge of Lessee threatened, against or affecting Lessee, in any court or before any regulatory commission, board or other administrative governmental agency which would directly or indirectly, adversely affect or impair the right, title and interest of Lessor in and to the Properties, the ability of Lessee to perform its obligations under the Transaction Documents which it is a party or which, in the reasonable opinion of Lessee's management, is likely to affect, materially and adversely, the business, operations or condition of Lessee (financial or otherwise), other than as disclosed in Lessee's financial statements.

          (j)  Income Tax Return.

          Lessee has filed all United States income Tax returns which are required to be filed and has paid, or made provisions for the payment of, all Taxes which have or may become due pursuant to said returns or pursuant to any assessment received by Lessee, except such Taxes, if any, as are being contested by means of a Permitted Contest.

          (k)  ERISA.

          Lessee has not entered into the Overall Transaction, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or related trust to which it is a party in interest, all within the meaning of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended.

          (l)  Investment Company.

          Lessee is not an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (m)  Taxes.

          All property, ad valorem, sales, use, documentation or similar Taxes, fees or other charges due and payable prior to or as of the date hereof have been paid to the extent such are in connection with the sale to and purchase by Lessor of the Properties or are otherwise in connection with the Overall Transaction.

          (n)  No Offer to Sell or Assign.

          Lessee has not offered any interest in this Agreement, any other Transaction Documents to which Lessee is a party, the Payments, the Properties or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Lessor and as to Lessor, after reasonable inquiry, Lessee believes that Lessor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment; provided, however, that Lessee has previously negotiated a financing arrangement similar to this Agreement with Transcapital Corporation.

          (o)  Chief Executive Office.

          The chief executive office of Lessee is located at 7201
West Friendly Avenue, Guilford County, Greensboro, North Carolina
27419 and has been located at such address for no less than the four (4) months prior to the date hereof.

          (p)  No Material Adverse Change.

          No material adverse change has occurred in the condition of Lessee (financial or otherwise) since June 30, 1996 which would impair the ability of Lessee to pay and perform its obligations under this Agreement and the other Transaction
Documents to which Lessee is a party.

          (q)  Trade Names.

          Lessee has not, and does not, use any trade name or any other names in the conduct of its business except for its name set forth on the signature page hereof.

          (r)  Title.

          Lessor has good and marketable fee simple title to each Property, subject only to Permitted Exceptions.

          (s)  Flood Hazard.

          No portion of any Property is located in an area identified as a special flood hazard area by the Federal
Emergency Management Agency or other applicable agency.

          (t)  Insurance Coverage.

          Lessee has obtained insurance coverage for each Property which meets the requirements of this Agreement and all of such coverage is in full force and effect as the date hereof.

          (u)  Compliance with Law.

          Each Property and Lessee's use thereof, complies with all Legal Requirements as of the date hereof (including without limitation all zoning and land use laws and Environmental Laws) and all other Governmental Actions have been taken in respect thereto, except to the extent that failure to comply therewith would not, individually or in the aggregate, have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or operations of Lessee and its Subsidiaries taken as a whole, (ii) the ability of Lessee or any Subsidiary of Lessee to perform its respective obligations under any Transaction Document to which it is a party, (iii) the validity or enforceability of any Transaction Document or the rights and remedies of the Lessor thereunder, (iv) the validity, priority or enforceability of any Lien on any Property created by any Transaction Document or (v) the value, utility or useful life of any Property or the use, or ability of Lessee to use, any Property for the purpose for which it was intended.

          (v)  Governmental Actions

          All necessary Governmental Action, in each case required by any Law enacted, imposed or adopted on or prior to the date hereof or by any change in facts or circumstances on or prior to the date hereof, shall have been obtained or made and be in full force and effect.

          (w)  Encroachments; Permitting.

          No Property encroaches in any manner onto any adjoining land (except as permitted by express written easements). There are no material defects to any Property including without limitation the plumbing, heating, air conditioning and electrical systems thereof. All water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service each Property for its intended use are available pursuant to permits effective on or prior to the date hereof (including without limitation any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including without limitation any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best knowledge of the Lessee, overtly threatened which adversely affects the title to, or the use, operation, utility, value or useful life of any Property. No fire or other casualty with respect to any Property has occurred which fire or other casualty has had, individually or in the aggregate, a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or operations of Lessee and its Subsidiaries taken as a whole, (ii) the ability of Lessee or any Subsidiary to perform its respective obligations under any Transaction Document to which it is a party, (iii) the validity or enforceability of any Transaction Document or the rights and remedies of the Lessor thereunder,
(iv) the validity, priority or enforceability of any Lien on any Property created by any Transaction Document or (v) the value, utility or useful life of any Property or the use, or ability of Lessee to use, any Property for the purpose for which it was intended. All utilities serving the related Properties are located in (and in the future will be located in) and vehicular access to each Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. All licenses, approvals, authorizations, consents, permits (including without limitation building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including without limitation proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the real property underlying any Improvements during the use and operation of such Improvements and the use and operation of such Improvements with the applicable Equipment which such Improvements support for the purposes for which they were intended have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be.

     22.  Events of Default.

     Any of the following events shall constitute an "Event of Default" (whether any such event shall be voluntary or involuntary, or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a)  Payment.

          Lessee shall fail to make (i) any Basic Payment within five days after the same is due and payable or (ii) any Supplemental Payment within 10 days after receipt of written notice to Lessee that the same is due and payable.

          (b)  Certain Covenants.

          Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in Sections 5(b), 5(c), 6, 8, 14(a), 14(c), 15, 17 or 29 hereof.

          (c)  Other Covenants.

          Lessee shall fail to perform or observe any covenant, condition, or agreement (other than those identified in Sections 22(a) or (b) hereof) to be performed or observed by it under this Agreement, any other Transaction Document to which Lessee is a party or in any document or certificate furnished to Lessor in connection herewith or therewith, and such failure shall continue unremedied for 30 days after written notice to Lessee specifying such failure and demanding the same to be remedied; provided, however, that if Lessee shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said 30 day period but is curable with future due diligence, there shall exist no Event of Default under this
Section 22(c) for such further time, not to exceed an additional 30 days, as may reasonably be required to effect such cure, so long as Lessee is proceeding with due diligence to cure such failure.

          (d)  Default under Other Documents - Lessee.

               (i)  Any Lessee Entity shall be in default
respecting any obligation owed to any Lessor Entity under any lease, loan agreement, promissory note or other agreement, instrument or document, (ii) any Lessee Entity shall be in default in the payment of any single amount due by such Lessee Entity to any Person (other than a Lessor Entity) regarding an aggregate payment obligation of $100,000 or more (excluding any such obligation which is being contested in good faith by such Lessee Entity by appropriate proceedings, and the liability for which has not been reduced to judgment) relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, and such obligation shall be declared to be due and payable prior to the maturity thereof; or (iii) an attachment or other Lien shall be filed or levied against a substantial part of the property of any Lessee Entity and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 30 days or more.

          (e)  Default under Other Documents - Guarantor.

               (i) Guarantor shall be in default respecting any obligation owed to any Lessor Entity pursuant to the Guaranty or any lease, loan agreement, promissory note or other argument, instrument or document, (ii) Guarantor shall be in default in the payment of any single amount due by Guarantor to any Person (other than a Lessor Entity) regarding an aggregate payment obligation of $100,000 or more (excluding any such obligation which is being contested in good faith by Guarantor by appropriate proceedings, and the liability for which has not been reduced to judgment) relating to the payment of borrowed money or the payment of rent or hire under any lease agreement, and such obligation shall be declared to be due and payable prior to the maturity thereof; or (iii) an attachment or other Lien shall be filed or levied against a substantial part of the property of Guarantor and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of 30 days or more.

          (f)  Bankruptcy; Insolvency - Lessee.

          Lessee shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property without its consent and shall not be dismissed for a period of 60 days; or any petition for the relief, reorganization or arrangement of Lessee or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Lessee shall be filed by or against Lessee and, if filed against Lessee shall be consented to or be pending and not dismissed for a period of 60 days; or an order for relief under any bankruptcy or insolvency Law shall be entered by any court or governmental authority of competent jurisdiction with respect to Lessee; or any execution or writ of process shall be issued under any action or proceeding against Lessee whereby any item of Properties may be taken or restrained; or Lessee's corporate existence shall cease; or Lessee shall, without Lessor's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or except in accordance with Section 14(c) hereof, Lessee shall consolidate or merge with any other entity, or engage in any form of corporate reorganization.

          (g)  Bankruptcy; Insolvency - Guarantor.

          Guarantor shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for Guarantor or for a substantial part of its property without its consent and shall not be dismissed for a period of 60 days; or any petition for the relief, reorganization or arrangement of Guarantor or any other petition in bankruptcy or for the liquidation, insolvency or dissolution of Guarantor shall be filed by or against Guarantor and, if filed against Guarantor shall be consented to or be pending and not dismissed for a period of 60 days; or an order for relief under any bankruptcy or insolvency Law shall be entered by any court or governmental authority of competent jurisdiction with respect to Guarantor; or any execution or writ of process shall be issued under any action or proceeding against Guarantor whereby any item of Properties may be taken or restrained; or Guarantor's corporate existence shall cease; or Guarantor shall, without Lessor's prior written consent, sell, transfer or dispose of, or pledge or otherwise encumber, all or substantially all of its assets or property, or except in accordance with the provisions of the Guaranty, Guarantor shall consolidate or merge with any other entity, or engage in any form of corporate reorganization.

          (h)  Misrepresentation - Lessee.

          Any representation, warranty, statement or certification made by Lessee under this Agreement or any other Transaction Document to which Lessee is a party in the Lease Supplement or in any document or certificate furnished to Lessor in connection herewith or therewith) shall prove to be untrue or incorrect when made, or shall be breached.

          (i)  Misrepresentation - Guarantor.

          Any representation, warranty, covenant, statement or certification made by Guarantor under the Guaranty or any other Transaction Document to which Guarantor is a party (or in any document or certificate furnished to Lessor in connection herewith or therewith) shall prove to be materially untrue or incorrect when made, or shall be breached.

     23.  Remedies Upon Default.

     Upon the occurrence of any Event of Default (subject to Lessee's rights set forth in the next to last paragraph of this
Section 23), Lessor may exercise one or more of the following remedies with respect to the Properties or any Part thereof as Lessor in its sole discretion shall elect:

          (a)  Surrender of Possession.

          Upon the demand of Lessor and at Lessee's expense, Lessee shall surrender the Properties (or any of them) to Lessor. Lessor may enter upon and repossess the Properties (or any of them) without the necessity of first instituting proceedings or by summary proceedings or by such means as are available at Law or in equity. Lessor may remove from the Properties (or any of them) Lessee and any or all other Persons, any and all personal property, Lessee's equipment and personalty and any and all severable Modifications. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable Law or as otherwise permitted in equity.

          (b)  Sell, Use or Otherwise Employ Properties.

          Lessor may (i) sell or otherwise dispose of the Properties, at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine or (ii) hold, use, operate, otherwise employ or keep idle all or any Part of the Properties as Lessor, in its sole discretion, may determine, in the case of (i) or (ii) of this Section 23(b) free and clear of any rights of Lessee except as hereinafter set forth in this
Section 23 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto except to the extent required by Section 23(d) hereof in the event Lessor elects to exercise its rights under said Section 23(d) in lieu of its rights under Section 23(b) hereof.

          (c)  Excess of Casualty Loss Value over Fair Market
Sales Value.

          Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Sections 23(a) or (b) hereof with respect to the Properties, Lessor, by notice to Lessee specifying a payment date not earlier than the next Basic Payment Date, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payments for the Properties due after the specified payment date), any Payments with respect to the Properties due on or before or accrued as of such payment date plus an amount equal to the excess, if any, of (i) the Casualty Loss Value for all the Properties, determined as of such payment date over (ii) the Fair Market Sales Value for all the Properties, computed as of the payment date specified pursuant to this Section 23(c), together with interest, to the extent permitted by applicable Law, at the Overdue Rate on such Payments and the amount of such excess, if any, from the due date therefor as specified by Lessor to the date of actual payment of all such Payments and other amounts.

          (d)  Excess of Casualty Loss Value over Sales Proceeds.

          In the event Lessor, pursuant to Section 23(b) hereof, shall have sold the Properties, Lessor in lieu of exercising its rights under Section 23(c) hereof with respect to the Properties, may, if it shall so elect, cause Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payments for the Properties due after the date on which such sale occurs), any Payments with respect to the Properties due on or before or accrued as of such date of sale, plus the amount of any deficiency of the net proceeds of such sale below the Casualty Loss Value of all the Properties, determined as of the date of such sale, together with interest, to the extent permitted by applicable Law, at the Overdue Rate on all such Payments and the amount of such deficiency from the due date therefor as specified by Lessor to the date of actual payment of all such Payments and other amounts.

     (e)  Payment of Casualty Loss Value.

     In lieu of exercising its rights under Sections 23(a), (b),
(c) or (d) hereof, Lessor, by notice to Lessee specifying a payment date, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Payments for the Properties due after the specified payment date), any Payments with respect to the Properties due on or before or accrued as of such payment date plus an amount equal to the Casualty Loss Value for all the Properties, determined as of the Basic Payment Date immediately preceding such payment date (or, if such payment date is a Basic Payment Date, determined as of such Basic Payment Date), together with interest, to the extent permitted by applicable Law, at the Overdue Rate on such Payments and such Casualty Loss Value, from the due date therefor as specified by Lessor to the date of actual payment of all such Payments and Casualty Loss Value.

          (f)  Reletting.

          Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

          (g)  Termination or Rescission.

          Lessor may terminate or rescind this Agreement as to the Properties or exercise any other right or remedy which may be available under Law or in equity or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          Notwithstanding the foregoing provisions of this Section, so long as (a) Lessor has not entered into a commitment to sell the applicable Properties in the course of exercising remedies following the occurrence of an Event of Default and (b) Lessor has received from Lessee the amounts set forth below within five (5) Business Days after notice from Lessor as to the occurrence of an Event of Default (provided, however, that Lessor's notice shall be deemed to occur automatically upon an Event of Default under Sections 22(f) or 22(g), hereof), Lessee may purchase all but not less than all of the Properties by paying to Lessor an aggregate amount equal to (x) the greater of Fair Market Sales Value at such time or Casualty Loss Value as of the immediately preceding Basic Payment Date (or if such date is a Basic Payment Date, as of such date), (y) all Basic Payments and Supplemental Payments then due and owing or accrued and (z) all Sales Expenses in connection with the sale of the Properties by Lessor to Lessee. Upon Lessor's receipt and verification of payment of the above-referenced amounts, Lessor shall, at Lessee's cost and expense, execute and deliver special warranty deeds and special warranty bills of sale, as appropriate, in order to convey to Lessee the Properties on an as is, where-is and with all faults basis, without recourse or representation or warranty of any kind except as to the absence of Liens created by or through Lessor.

          In addition, Lessee shall be liable for any and all Supplemental Payments due hereunder before or after any termination hereof, including without limitation all costs and expenses (including without limitation reasonable attorney's fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including without limitation all costs and expenses incurred in connection with the return of the Properties in accordance with the terms of Section 6 hereof or any appraisal of the Properties. At any sale of the Properties, Lessor may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 23 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor, otherwise than in accordance with the provisions of this Section 23, to sell, lease or otherwise use the Properties in mitigation of Lessor's damages or otherwise to limit or modify any of Lessor's rights or remedies under this Section 23; provided, to the extent not waived by Lessee hereunder, Lessor shall comply with all applicable Legal Requirements to mitigate damages in the exercise of its remedies under this Section.

     24.  Lessor's Right to Perform for Lessee.

     If Lessee fails to make any Supplemental Payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified in Section 25 hereof, shall, if not paid by Lessee to Lessor on demand, be deemed a Supplemental Payment hereunder; provided, however, that no such payment, performance or compliance by Lessor shall be deemed to cure any Event of Default hereunder.

     25.  Late Charges.

     Lessee shall pay to Lessor, upon demand, to the extent permitted by applicable Law, interest on any Basic Payment not paid when due, and on any Supplemental Payment or other amount payable under this Agreement which is not paid when due, for any period for which any of the same is overdue (without regard to any grace period) at a rate equal to the Overdue Rate.

     26.  Further Assurances.

     Lessor and Lessee agree to cooperate in good faith and to execute and deliver such documents and further assurances consistent with and in clarification of the characterization and intent of the parties with respect to the Overall Transaction.

     27.  Transaction Costs, Fees and Expenses.

     Lessee shall pay up to, but not to exceed, $50,000 of (a) the legal fees of Lessor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and (b) the out-of-pocket expenses in connection with the initial closing of the Overall Transaction, including but not limited to the following: (i) expenses associated with any and all UCC recording costs; (ii) expenses associated with the cost of recording all memoranda of leases and deeds associated with the initial closing (provided, that the cost of revenue stamps, intangibles taxes or similar fees or taxes associated with such recordation shall be payable by Lessee without limit); (iii) expenses associated with UCC, tax and judgment lien searches against Lessee deemed necessary or advisable by the Lessor; (iv) copying costs, overnight delivery, telephone expenses and facsimile charges incurred by Lessor or its counsel. To the extent such legal fees and out-of-pocket expenses set forth above in (a) and (b) exceed such $50,000 limit, Lessor shall be responsible for the legal fees and expenses in excess of such limit.

     In addition to the $50,000 in legal fees and out-of-pocket expenses set forth above, Lessee shall be responsible for the following: (a) the fees and expenses of counsel employed or retained by Lessee; (b) costs related to any and all title insurance premiums associated with the Properties (provided, Lessee shall not be responsible for any title insurance premiums that may be charged due to Lessor's subsequent transfer of a Property to another entity), (c) costs associated with any and all surveys or updates to surveys necessary or appropriate in connection with the Overall Transaction; (d) costs associated with any and all appraisals or reappraisals (except as otherwise specified in Section 11 (c) of this Agreement; and (e) costs associated with revenue stamps, intangible taxes or similar fees or taxes related to the recording of all memoranda of leases and deeds (and or amendments thereto requested by Lessee).

     Lessee shall also pay all out-of-pocket costs, fees and expenses of Lessor in connection with the enforcement of the Transaction Documents (and all amendments, modifications and supplements thereto), including without limitation the fees and expenses of Lessor's attorneys and any and all costs associated with filings, searches and/or recordations.

     28.  Notices.

     All notices provided for or required under the terms and provisions hereof shall be in writing, and any such notice shall be deemed given when personally delivered or when deposited with a nationally recognized overnight delivery service, with the cost therefor prepaid, or in the United States mails, with proper postage prepaid, for first class certified mail, return receipt requested, addressed if to Lessor or Lessee, at their respective addresses as set forth herein or at such other address as either of them shall, from time to time, designate in writing to the other.

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
     If to Lessor:       NationsBanc Leasing & R.E. Corporation
                         101 South Tryon Street, NC1-002-38-20
                         Charlotte, North Carolina  28255
                         Attention: Manager of Corporate Lease
                                    Administration

     If to Lessee:       Unifi Manufacturing, Inc.
                         7201 West Friendly Avenue
                         Greensboro, North Carolina  27419
                         Attention: Willis C. Moore, III
                                    Chief Financial Officer

     with a copy to Lessee's counsel:

                         Charles F. McCoy, Esq.
                         Frazier, Frazier & Mahler, L.L.P.
                         Southeastern Building, Suite 206
                         102 North Elm Street
                         Greensboro, North Carolina  27401

     29.  End of Term Options.

          (a)  Election Procedure.

          If this Agreement shall not have been earlier terminated, Lessee (upon written notice to Lessor delivered not later than the Option Election Notice Date) shall elect either to deliver the Properties to Lessor pursuant to the terms of Section 6 hereof or purchase the Properties pursuant to the terms of
Section 29(b) hereof. Lessee shall be deemed to have elected the option described in Section 29(b) hereof if Lessor has not received the notice by the Option Election Notice Date. Upon the making of one of the above-referenced elections, Lessee may not revoke such election.

          (b)  Lessee's Purchase.

          On the Termination Date, Lessee shall purchase all (but not less than all) of the Properties for an amount equal to the Fair Market Sales Value. Lessee shall also pay to (i) Lessor all other Basic Payments then due and owing or accrued and (ii) to the appropriate parties all other Supplemental Payments then due and owing or accrued. Lessor shall also pay all Sales Expenses in connection with its purchase of the Properties. Lessor's sale of the Properties shall be on an as-is, where-is and with all faults basis, without recourse to or representation or warranty by Lessor except as to the absence of Liens on the Properties created by or through Lessor. If Lessee has exercised its purchase option, but has not prior to the Termination Date paid all amounts for which it is obligated under this Section 29(b), then Lessor in its sole discretion may elect to refuse to sell the Properties to Lessee. If Lessor does elect to sell the Properties to Lessee, then Lessee shall pay Lessor an amount after the Termination Date equal to 110% of the daily average of the Basic Payments during the term as determined by Lessor, on the dates requested by Lessor and shall pay Lessor the pro rata portion of such amount which is accrued but unpaid on the date all of the amounts referenced in this Section 29(b) have been paid to Lessor; provided, however, this provision is not intended to grant Lessee a right to delay its payment obligations respecting any purchase of the Properties by Lessee.

          (c)  Environmental Inspection.

     If this Agreement has not been earlier terminated and on or prior to the Option Election Notice Date Lessee has not given notice of exercise of its option to purchase all, but not less than all, the Properties on the Termination Date pursuant to
Section 29(b) hereof or for whatever reason if Lessee does not purchase, all but not less than all, the Properties in accordance with the terms of this Agreement on the Termination Date, then not more than 120 days nor less than 60 days prior to the Termination Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment of each Property recently prepared (no more than 30 days prior to the date of delivery) by an independent recognized professional selected by Lessor and in form, scope and content reasonably satisfactory to Lessor. To the extent any such site assessment is not timely delivered or is unsatisfactory to Lessor, Lessor may require Lessee to purchase all of the Properties on the Termination Date in accordance with the provisions of Section 29(b) hereof, and notwithstanding any prior election by Lessee under Section 29(a) hereof to surrender the Properties to Lessor, Lessee shall so purchase the Properties.

     30.  Federal and State Tax Consequences.

     It is expressly agreed that for federal and state income Tax purposes the parties entered into the transaction contemplated by this Agreement intending such transaction to be characterized as a true lease and for Lessor to be considered the owner of the Properties for such Tax purposes. Consistent with this, Lessor intends to claim the cost recovery deductions associated with the Properties, and Lessee agrees not to take an inconsistent position on its federal or state income Tax returns.

     31.  Miscellaneous.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing the parties' rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement may be amended, altered, waived, discharged or terminated orally, but only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. A waiver on any one occasion shall not be construed as a waiver on a future occasion. All of the covenants, conditions and obligations contained in this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and (subject to the restrictions of Section 14 hereof) Lessee. This Agreement, and the other Transaction Documents to which Lessor and Lessee are a party and each related instrument, document, agreement and certificate delivered in connection herewith or therewith collectively constitute the entire agreement of Lessor and Lessee with respect to the Properties, and cancels and supersedes any and all prior oral or written understandings with respect thereto. This Agreement may be executed in as many counterparts as shall be determined by the parties hereto when so executed, each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, INCLUDING WITHOUT LIMITATION ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSEE AND LESSOR HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF A NORTH CAROLINA STATE OR FEDERAL COURT LOCATED IN GUILFORD COUNTY, NORTH CAROLINA, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION OR THIS AGREEMENT AND LESSEE AND LESSOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NORTH CAROLINA COURT, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURT. LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE OVERALL TRANSACTION, THIS AGREEMENT OR THE LEASE SUPPLEMENT.

     32.  Interest Rate Calculations.

     All rate calculations made pursuant to this Agreement
(including without limitation any calculation of the Overdue
Rate) shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     33.  Taxes.

     Subject to the provisions of Sections 18A and 18B hereof, Lessor and Lessee hereby agree that to the extent permitted by Law (a) Lessee will prepare and file all returns and other appropriate documentation in regard to Taxes on the Properties (including without limitation real property, personal property and ad valorem), (b) pay all such Taxes and (c) reimburse Lessor for any and all such Taxes previously paid by Lessor.

     34.  Utility Charges.

     Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on any Property and related real property during the Term. Upon Lessor's request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to any Property for a period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.

     35.  Article 2A.

     To the extent permitted by applicable Law, this Agreement shall be deemed a "finance lease" under Section 2A-103(g) of the Uniform Commercial Code. Lessee waives any and all rights and remedies conferred upon a lessee by Sections 2A-508 through 2A-522 of the Uniform Commercial Code as enacted in any relevant jurisdiction, including without limitation any rights of Lessee
(a) to cancel or repudiate this Agreement, the Lease Supplement or any other supplement or amendment relating to this Agreement,
(b) to reject or evoke acceptance of the Properties or any component thereof and (c) to recover from Lessor any general or consequential damages, for any reason whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                              NATIONSBANC LEASING & R.E.
                              CORPORATION


                              By:  M. RANDALL ROSS
                                 Name:  M. Randall Ross
                                 Title: Senior Vice President



                              UNIFI MANUFACTURING, INC.


                              By:
                                 Name:
                                 Title:




COUNTERPART NO. __3___ OF __4___ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                NATIONSBANC LEASING & R.E.
                                CORPORATION:



                                By:
                                 Name:
                                 Title:



                                UNIFI MANUFACTURING, INC.



                                By:  WILLIS C. MOORE, III
                                 Name:  Willis C. Moore, III
                                 Title:  Vice Pres. & CFO


COUNTERPART NO. __3___ OF __4___ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY
INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND
POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             Schedule A

                       Basic Payment Factors


          Basic Payment                     Basic Payment
              Date                             Factor*


         20-May-97                          1.86363636%
          1-Jul-97                          4.21246276%
          1-Jan-98                          2.87880684%
          1-Jul-98                          7.01891076%
          1-Jan-99                          2.84482665%
          1-Jul-99                          7.05289095%
          1-Jan-00                          2.80830473%
          1-Jul-00                          7.08941287%
          1-Jan-01                          2.75532676%
          1-Jul-01                          7.14239084%
          1-Jan-02                          2.59125055%
          1-Jul-02                          7.30646705%
          1-Jan-03                          2.41490145%
          1-Jul-03                          9.18001735%
          1-Jan-04                          2.16188611%
          1-Jul-04                          9.90613000%
          1-Jan-05                         10.51915909%
          1-Jul-05                          1.54885705%
          1-Jan-06                          1.54885705%
          1-Jul-06                         10.51915909%
          1-Jan-07                         11.22924204%
          1-Jul-07                          0.83877407%
          1-Jan-08                         11.63294400%
          1-Jul-08                          0.43507211%
          1-Jan-09                         12.06801611%
          1-Jul-09                          0.00000000%
          1-Jan-10                         12.06801611%
          1-Jul-10                          0.00000000%
          1-Jan-11                         10.17973371%
          1-Jul-11                          0.00000000%
          1-Jan-12                          8.86364476%
          1-Jul-12                          1.03407287%
          1-Jan-13                          0.00000000%


     *    Expressed as a percentage of Acquisition Cost.

                              Schedule A-1


                             Basic Payments


        Basic Payment                                   Basic
           Date                                        Payment


       20-May-97                                      512,500.00
        1-Jul-97                                    1,158,427.26
        1-Jan-98                                      791,671.88
        1-Jul-98                                    1,930,200.46
        1-Jan-99                                      782,327.33
        1-Jul-99                                    1,939,545.01
        1-Jan-00                                      772,283.80
        1-Jul-00                                    1,949,588.54
        1-Jan-01                                      757,714.86
        1-Jul-01                                    1,964,157.48
        1-Jan-02                                      712,593.90
        1-Jul-02                                    2,009,278.44
        1-Jan-03                                      664,097.90
        1-Jul-03                                    2,524,504.77
        1-Jan-04                                      594,518.68
        1-Jul-04                                    2,724,185.75
        1-Jan-05                                    2,892,768.75
        1-Jul-05                                      425,935.69
        1-Jan-06                                      425,935.69
        1-Jul-06                                    2,892,768.75
        1-Jan-07                                    3,088,041.56
        1-Jul-07                                      230,662.87
        1-Jan-08                                    3,199,059.60
        1-Jul-08                                      119,644.83
        1-Jan-09                                    3,318,704.43
        1-Jul-09                                            0.00
        1-Jan-10                                    3,318,704.43
        1-Jul-10                                            0.00
        1-Jan-11                                    2,799,426.77
        1-Jul-11                                            0.00
        1-Jan-12                                    2,437,502.31
        1-Jul-12                                      284,370.04
        1-Jan-13                                            0.00

                              Schedule B

                         Casualty Loss Value


          Casualty Loss                      Casualty Loss
            Value Date                          Value*

         20-May-97                          101.49000007%
          1-Jun-97                           99.96144567%
          1-Jul-97                          100.75913273%
          1-Aug-97                           97.21811982%
          1-Sep-97                           97.96504582%
          1-Oct-97                           98.73525702%
          1-Nov-97                           99.50707582%
          1-Dec-97                          100.30894662%
          1-Jan-98                          101.06016585%
          1-Feb-98                           98.92181091%
          1-Mar-98                           99.76450618%
          1-Apr-98                          100.52985051%
          1-May-98                          101.28134822%
          1-Jun-98                          102.10675349%
          1-Jul-98                          102.88121705%
          1-Aug-98                           96.60971480%
          1-Sep-98                           97.39252996%
          1-Oct-98                           98.13252825%
          1-Nov-98                           98.94013673%
          1-Dec-98                           99.75627618%
          1-Jan-99                          100.36203855%
          1-Feb-99                           98.12364665%
          1-Mar-99                           98.73075716%
          1-Apr-99                           99.33854698%
          1-May-99                           99.94745182%
          1-Jun-99                          100.55704513%
          1-Jul-99                          101.16776273%
          1-Aug-99                           94.69484549%
          1-Sep-99                           95.27539087%
          1-Oct-99                           95.85694331%
          1-Nov-99                           96.43907549%
          1-Dec-99                           97.02179040%
          1-Jan-00                           97.60552349%
          1-Feb-00                           95.38154276%
          1-Mar-00                           95.96646062%
          1-Apr-00                           96.55197549%
          1-May-00                           97.13885865%
          1-Jun-00                           97.72634880%
          1-Jul-00                           98.31521727%

                           Schedule B

                        Casualty Loss Value


       Casualty Loss                              Casualty Loss
        Value Date                                    Value*

        1-Aug-00                                   91.78469716%
        1-Sep-00                                   92.34411222%
        1-Oct-00                                   92.90482051%
        1-Nov-00                                   93.46606036%
        1-Dec-00                                   94.02783444%
        1-Jan-01                                   94.59091378%
        1-Feb-01                                   92.39911422%
        1-Mar-01                                   92.96318796%
        1-Apr-01                                   93.54682785%
        1-May-01                                   94.14408302%
        1-Jun-01                                   94.74539058%
        1-Jul-01                                   95.35268295%
        1-Aug-01                                   88.77223244%
        1-Sep-01                                   89.33662778%
        1-Oct-01                                   89.90756985%
        1-Nov-01                                   90.48100618%
        1-Dec-01                                   91.05694775%
        1-Jan-02                                   91.63984644%
        1-Feb-02                                   89.61590338%
        1-Mar-02                                   90.18605087%
        1-Apr-02                                   90.75858916%
        1-May-02                                   91.33791015%
        1-Jun-02                                   91.91966164%
        1-Jul-02                                   92.50803564%
        1-Aug-02                                   85.74340513%
        1-Sep-02                                   86.28760887%
        1-Oct-02                                   86.83827105%
        1-Nov-02                                   87.39133898%
        1-Dec-02                                   87.94682309%
        1-Jan-03                                   88.50881498%
        1-Feb-03                                   86.64212975%
        1-Mar-03                                   87.19274095%
        1-Apr-03                                   87.74575760%
        1-May-03                                   88.30626938%
        1-Jun-03                                   88.86922993%
        1-Jul-03                                   89.43972898%
        1-Aug-03                                   80.77100280%
        1-Sep-03                                   81.28452764%
        1-Oct-03                                   81.80537505%

                          Schedule B

                       Casualty Loss Value

     Casualty Loss                               Casualty Loss
      Value Date                                    Value*

     1-Nov-03                                    82.32849793%
     1-Dec-03                                    82.85390622%
     1-Jan-04                                    83.38668891%
     1-Feb-04                                    81.74538280%
     1-Mar-04                                    82.26823709%
     1-Apr-04                                    82.79337560%
     1-May-04                                    83.32535598%
     1-Jun-04                                    83.86168691%
     1-Jul-04                                    84.40490422%
     1-Aug-04                                    74.97778411%
     1-Sep-04                                    75.45888665%
     1-Oct-04                                    75.94764971%
     1-Nov-04                                    76.43854807%
     1-Dec-04                                    76.93678767%
     1-Jan-05                                    77.21910102%
     1-Feb-05                                    66.92793622%
     1-Mar-05                                    67.22976105%
     1-Apr-05                                    67.49451164%
     1-May-05                                    67.79288462%
     1-Jun-05                                    68.12660898%
     1-Jul-05                                    68.36084920%
     1-Aug-05                                    67.11436345%
     1-Sep-05                                    67.45383680%
     1-Oct-05                                    67.68167207%
     1-Nov-05                                    68.12881484%
     1-Dec-05                                    68.61568593%
     1-Jan-06                                    69.11788658%
     1-Feb-06                                    68.01059695%
     1-Mar-06                                    68.45610218%
     1-Apr-06                                    68.94295338%
     1-May-06                                    69.39542287%
     1-Jun-06                                    69.89368785%
     1-Jul-06                                    70.35483142%
     1-Aug-06                                    59.54253982%
     1-Sep-06                                    60.23433687%
     1-Oct-06                                    60.83711422%
     1-Nov-06                                    61.48282931%
     1-Dec-06                                    62.07286444%
     1-Jan-07                                    63.01508335%

                        Schedule B

                    Casualty Loss Value


  Casualty Loss                                 Casualty Loss
   Value Date                                      Value*

     1-Feb-07                                    52.29894836%
     1-Mar-07                                    52.88475422%
     1-Apr-07                                    53.51026720%
     1-May-07                                    54.17181178%
     1-Jun-07                                    54.79480800%
     1-Jul-07                                    55.35594684%
     1-Aug-07                                    55.12725076%
     1-Sep-07                                    55.75477255%
     1-Oct-07                                    56.39970825%
     1-Nov-07                                    57.00451676%
     1-Dec-07                                    57.67369789%
     1-Jan-08                                    58.50203055%
     1-Feb-08                                    47.36583338%
     1-Mar-08                                    47.87712727%
     1-Apr-08                                    48.46146145%
     1-May-08                                    49.01690873%
     1-Jun-08                                    49.60443520%
     1-Jul-08                                    50.29549687%
     1-Aug-08                                    50.43335982%
     1-Sep-08                                    51.06955298%
     1-Oct-08                                    51.62014818%
     1-Nov-08                                    52.19089189%
     1-Dec-08                                    52.94520509%
     1-Jan-09                                    53.78468153%
     1-Feb-09                                    42.52274055%
     1-Mar-09                                    43.12903607%
     1-Apr-09                                    43.44103716%
     1-May-09                                    43.67187022%
     1-Jun-09                                    44.00299389%
     1-Jul-09                                    44.23783345%
     1-Aug-09                                    44.47816720%
     1-Sep-09                                    44.86956302%
     1-Oct-09                                    45.15165582%
     1-Nov-09                                    45.43672542%
     1-Dec-09                                    45.94093905%
     1-Jan-10                                    46.55739196%
     1-Feb-10                                    34.68835258%
     1-Mar-10                                    34.88939800%
     1-Apr-10                                    35.20923858%

                         Schedule B

                    Casualty Loss Value


  Casualty Loss                                  Casualty Loss
   Value Date                                      Value*

     1-May-10                                    35.41472964%
     1-Jun-10                                    35.76088844%
     1-Jul-10                                    35.97094273%
     1-Aug-10                                    36.18320029%
     1-Sep-10                                    36.53432833%
     1-Oct-10                                    36.75127240%
     1-Nov-10                                    36.97050582%
     1-Dec-10                                    37.45889622%
     1-Jan-11                                    38.08721625%
     1-Feb-11                                    28.05552265%
     1-Mar-11                                    28.20510182%
     1-Apr-11                                    28.48780375%
     1-May-11                                    28.64103836%
     1-Jun-11                                    28.95267076%
     1-Ju1-11                                    29.10972462%
     1-Aug-11                                    29.26842596%
     1-Sep-11                                    29.58445382%
     1-Oct-11                                    29.74707724%
     1-Nov-11                                    29.91141676%
     1-Dec-11                                    30.38355218%
     1-Jan-12                                    31.01707404%
     1-Feb-12                                    22.25693927%
     1-Mar-12                                    22.36152542%
     1-Apr-12                                    22.61425164%
     1-May-12                                    22.72182178%
     1-Jun-12                                    23.00628305%
     1-Jul-12                                    23.11704571%
     1-Aug-12                                    22.18682575%
     1-Sep-12                                    22.46712880%
     1-Oct-12                                    22.57412273%
     1-Nov-12                                    22.68224575%
     1-Dec-12                                    23.13817840%
     1-Jan-13                                    24.00000000%



*  Expressed as a percentage of Acquisition Cost.

                          EXHIBIT A

                   Description of Properties


Property No. 1 (Plant #57):

The Property having a street address of 2000 Boone Trail Road, Sanford, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 1A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 1B attached hereto) on each such parcel of Land or otherwise associated therewith.

                             ANNEX 1A

Tract 1 & 2:  2000 Boone Trail Road, Sanford, NC
              Unifi Plants 57 & 58


     BEGINNING at a set iron rod and control corner located on the northern margin of the right-of-way of U.S. Highway 421, said corner being located South 56 degrees 38 minutes 03 seconds East 907.93 feet from N.C.G.S.
marker "Animal", said corner also being South 39 degrees 20 minutes 50 seconds East along said northern margin of the right-of-way of U.S. Highway 421 292.40 feet from a found iron rod marking the westernmost corner of the property of George R. Perkins, Jr. acquired by Deed recorded in Book 425,
Page 102 of Lee County Public Registry, said found iron lying and being South 64 degrees 30 minutes 10 seconds East 634.71 feet from said N.C.G.S. marker "Animal"; and running thence, along a new division line in George R. Perkins, Jr. property from said set iron rod and control corner, North 50 degrees 39 minutes 10 seconds East passing through a set iron rod at 50.0 feet, a total distance of 1115.00 feet to a set iron rod and new corner of Perkins; thence along another new division line in Perkins' property, South 39 degrees 20 minutes 50 seconds East 885.26 feet to a set iron rod; thence along a third new division line in Perkins' Property South 50 degrees 39 minutes 10 seconds West passing through a set iron rod at 1,065.00 feet a total distance of 1,115.00 feet to a set iron rod on the northern margin of the right-of-way of U.S. Highway 421 said iron rod being North 81 degrees 52 minutes 25 seconds East 158.37 feet from a nail located at the center of the crossover of U.S. Highway 421; thence with said northern margin of the right-of-way of U.S. Highway 421, North 39 degrees 20 minutes 50 seconds West passing through a concrete right-of-way monument at 113.47 feet a total distance of
885.26 feet to the set iron rod and control corner, marking the point and place of BEGINNING and containing 22.66 acres more or less according to a survey from George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A., dated June 17, 1993 to which reference is hereby made.

          DESCRIPTION OF EASEMENTS ENCUMBERING THE PROPERTIES


First Easement - Portion of Tract 1 & 2


     BEGINNING at a set iron rod and control corner located on the northern margin of the right-of-way of U.S. Highway 421, said corner being located South 56 degrees 38 minutes 03 seconds East 907.93 feet from N.C.G.S. marker "Animal", said corner also being South 39 degrees 20 minutes 50 seconds East along said northern margin of the right-of-way of U.S. Highway 421 292.40 feet from a found iron rod marking the western most corner of the property by George R. Perkins, Jr. acquired by Deed recorded in Book 425, Page 102 of the Lee County Public Registry, said found iron lying and being South 64 degrees 30 minutes
10 seconds East 634.71 feet from said N.C.G.S. marker "Animal"; and running thence, along a new division line in George R. Perkins, Jr. property from said set iron and control corner, North 50 degrees 39 minutes 10 seconds
East 50.00 feet to a set iron rod; thence South 39 degrees 20 minutes 50 seconds East 50.00 feet to a point; thence South 50 degrees 39 minutes 10 seconds West 50.00 feet to apoint on the northern margin of the right-of-way of U.S. Highway 421; thence, with said northern margin of the right-of-way of U.S. Highway 421, North 39 degrees 20 minute 50 seconds West 50.00 feet to the point of BEGINNING, said easement being located at the northwestern corner of that certain parcel containing 22.66 acres, more or less, according to a survey for George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A., dated June 17, 1993, to which reference is hereby made.


Second Easement - Portion of Tract 1 & 2

     BEGINNING at a set iron rod located on the northern margin of the right-of-of way of U.S. Highway 421, said corner being located North 81 degrees 52 minutes 25 seconds East 158.37 feet from a nail located at the center of the crossover of U.S. Highway 421, North 39 degrees 20 minutes 50 seconds West
100.00 feet to a point; thence, North 50 degrees 39 minutes 10 seconds East
50.00 feet to a point; thence, South 39 degrees 20 minutes 50 seconds East
100 feet to a set iron rod in the southern boundary line of the 22.66 acres parcel hereinafter referenced; thence, with said boundary line South 50 degrees 39 minutes 10 seconds West 50.00 feet to the point of BEGINNING, said easement being located at the southwestern corner of that certain parcel containing
22.66 acres, more or less, according to a survey for George R. Perkins, Jr.
by Dixon-Gibson Engineering Associates, P.A. dated June 17, 1993, to which reference is hereby made.

                            ANNEX 1B

                        PERSONAL PROPERTY


PLANT                      ASSET
SITE                       NUMBER                  DESCRIPTION


Plant No. 57               7116                    Heat Pump
2000 Boone Trail Road      7122                    Air Conditioner
Sanford, NC                7123                    Trane Heat Pump
                           7166                    Trane Air Conditioning
                           7170                    Window A/C Unit
                           9880                    Filtration
                           9881                    AC Unit Computer Room

Property No. 2 Plant #58):

The Property having a street address of 2000 Boone Trail Road, Sanford, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 2A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 2B attached hereto) on each such parcel of Land or otherwise associated therewith.

                                ANNEX 2A


Tract 1 & 2:  2000 Boone Trail Road, Sanford, NC
              Unifi Plants 57 & 58


     BEGINNING at a set iron rod and control corner located on the northern margin of the right-of-way of U.S. Highway 421, said corner being located South 56 degrees 38 minutes 03 seconds East 907.93 feet from N.C.G.S.
marker "Animal", said corner also being South 39 degrees 20 minutes 50 seconds East along said northern margin of the right-of-way of U.S. Highway 421 292.40 feet from a found iron rod marking the westernmost corner of the property of George R. Perkins,Jr. acquired by Deed recorded in Book 425, Page 102 of the Lee County Public Registry, said found iron lying and being South 64 degrees 30 minutes 10 seconds East 634.71 feet from said N.C.G.S. marker "Animal"; and running thence, along a new division line in George R. Perkins, Jr. property from said set iron rod and control corner, North 50 degrees 39 minutes 10 seconds East passing through a set iron rod at 50.0 feet, a total distance of 1115.00 feet to a set iron rod and new corner of Perkins; thence along another new division line in Perkins' property, South 39 degrees 20 minutes 50 seconds East 885.26 feet to a set iron rod; thence along a third new division line in Perkins' Property South 50 degrees 39 minutes 10 seconds West passing through a set iron rod a 1,065.00 feet a total distance of 1,115.00 feet to a set iron rod on the northern margin of the right-of-way of U.S. Highway 421 said iron rod being North 81 degrees 52 minutes 25 seconds East 158.37 feet from a nail located at the center of the crossover of U.S. Highway 421; thence with said northern margin of the right-of-way of U.S. Highway 421, North 39 degrees 20 minutes 50 seconds West passing through a concrete right-of-way monument at 113.47 feet a total distance of 885.26 feet to the set iron rod and control corner, marking the point and place of BEGINNING and containing 22.66 acres more or less according to a survey for George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A. dated
June 17, 1993 to which reference is hereby made.

               DESCRIPTION OF EASEMENTS ENCUMBERING THE PROPERTIES


First Easement - Portion of Tract 1 & 2:

     BEGINNING at a set iron rod and control corner located on the northern margin of the right-of-way of U.S. Highway 421, said corner being located
South 56 degrees 38 minutes 03 seconds East 907.93 feet from N.C.G.S. marker "Animal", said corner of the right-of-way of U.S. Highway 421 292.40 feet from a found iron rod marking the western most corner of the property of George R. Perkins, Jr. acquired by Deed recorded in Book 425, Page 102 of the Lee County Public Registry, said found iron lying and being South 64 degrees 30 minutes 10 seconds East 634.71 feet from said N.C.G.S. marker "Animal"; and running thence, along a new division line in George R. Perkins, Jr. property from said set iron rod and control corner, North 50 degrees 39 minutes 10 seconds East 50.00 feet to a set iron rod; thence South 39 degrees 20 minutes 50 seconds East 50.00 feet to a point; thence South 50 degrees 39 minutes 10 seconds West 50.00 feet to a point on the northern margin of the right-of-way of U.S. Highway 421, North 39 degrees 20 minutes 50 seconds West 50.00 feet to the point of BEGINNING, said easement being located at the northwestern corner of that certain parcel containing 22.66 acres, more or less, according to a survey for George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A. dated June 17, 1993, to which reference is hereby made.


Second Easement - Portion of Tract 1 & 2

     BEGINNING at a set iron rod located on the northern margin of the right-of-way of U.S. Highway 421, said corner being located North 81 degrees 52 minutes 25 seconds East 158.37 feet from a nail located at the center of the crossover of U.S. Highway 421; thence, with said northern margin of the right-of-way of U.S. Highway 421, North 39 degrees 20 minutes 50 seconds West 100.00 feet to a point; thence, North 50 degrees 39 minutes 10 seconds East 50.00 feet to a point; thence, South 39 degrees 20 minutes 50 seconds East 100 feet to a set iron rod in the southern boundary line of the 22.66 acres parcel hereinafter referenced; thence with said boundary line, South 50 degrees 39 minutes 10 seconds West 50.00 feet to the point of BEGINNING, said easement being located at the southwestern corner of that certain parcel containing 22.66 acres, more or less, according to a survey for George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A. dated June 17, 1993, to which reference is hereby made.

                                ANNEX 2B


PLANT                         ASSET
SITE                          NUMBER                DESCRIPTION


Plant No. 58                  11116                 A/C Building
2000 Boone Trail Road         11120                 Front Office A/C
Sanford, NC                   7210                  Filtration System

Property No. 3 (Plant #59):

The Property having a street address of 1921 Boone Trail Road, Sanford, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 3A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 3B attached hereto) on each such parcel of Land or otherwise associated therewith.

                            ANNEX 3A


BEGINNING at an existing concrete monument in the southern margin of the right-of-way of U.S. Highway 421, said monument marking the easternmost corner of the Patterson property, Deed Book 55, Page 371, Lee County
Registry and the northernmost corner of the property of George R. Perkins, Jr. on said right-of-way, acquired by Deed recorded in Book 499, Page 694, Lee County Registry; and running thence with said margin of the right-of-way South 41 degrees 17 minutes 19 seconds East 910.86 feet to an existing concrete monument; thence continuing with said right-of-way, South 41 degrees 13 minutes 58 seconds East passing through a second existing concrete monument at 60.08 feet a total distance of 219.54 feet to a point in the centerline of a creek; thence with the center line of said creek the following twenty-one courses and distances: 1) South 68 degrees 17 minutes
46 seconds West 14.24 feet to a point; 2) South 75 degrees 14 minutes 24 seconds West 39.60 feet to a point; 3) North 83 degrees 50 minutes 13 seconds West 36.26 feet to a point; 4) South 52 degrees 39 minutes 59 seconds West 44.68 feet to a point; 5) North 83 degrees 25 minutes 24 seconds West 30.93 feet to a point; 6) South 75 degrees 22 minutes 43 seconds West 77.55 feet to a point; 7) South 66 degrees 04 minutes 40 seconds West 79.56 feet to a point; 8) North 89 degrees 56 minutes 17 seconds West 110.15 feet to a point; 9) South 35 degrees 20 minutes 45 seconds West 43.40 feet to a point; 10) South 81 degrees 29 minutes 01 seconds West 111.45 feet to a point; 11) South 87 degrees 45 minutes 48 seconds West 93.72 feet to a point; 12) South 77 degrees 26 minutes 58 seconds West 109.11 feet to a point; 13) South 56 degrees 33 minutes 06 seconds West 90.00 feet to a point; 14) South 56 degrees 13 minutes 54 seconds West 56.32 feet to a point; 15) South 41 degrees 54 minutes 39 seconds West 100.70 feet to a point; 16) South 40 degrees 25 minutes 33 seconds West 81.54 feet to a point; 17) South 55 degrees 42 minutes 39 seconds West 158.29 feet to a point; 18) South 53 degrees 15 minutes 36 seconds West 124.01 feet to a point; 19) South 52 degrees 14 minutes 42 seconds West 128.50 feet to a point; 20) South 44 degrees 32 minutes 46 seconds West 111.12 feet to a set iron pipe; 21) South 53 degrees 27 minutes 04 seconds West 110.47 feet to a set iron pipe in Patterson's eastern line (Deed Book 290, Page 700, Lee County Registry); thence with Patterson's east line North 00 degrees 11 minutes 56 seconds East 316.00 feet to an existing iron pipe and control corner; thence continuing with Patterson, North 77 degrees 40 minutes 52 seconds West 207.86 feet to an existing iron pipe and corner with Patterson; thence with the Patterson property acquired by Deeds recorded in Book 253, Page 746 and Book 55, Page 371, Lee County Registry, North 12 degrees 16 minutes 46 seconds East 1336.83 feet to an existing iron pipe in a gravel drive and a corner with Patterson; thence with the division line between Patterson and Perkins, South 86 degrees 00 minutes 02 secondes East 661.25 feet to the existing concrete monument, marking the point and place of BEGINNING and containing 33.58 acres more or less according to a survey for George R. Perkins, Jr. dated June 17, 1993 by Dixon-Gibson Engineering Associates, P.A. to which reference is hereby made.

Third Easement - Portion of Tract 3:


BEGINNING at a point in the centerline of a creek as same intersects with the southern margin of the right-of-way of U.S. Highway 421, said beginning point being the southeastern corner of the 33.58 acres parcel hereinafter referenced; running thence, from said beginning, with the centerline of said creek, the following four courses and distances: (1) South 68 degrees 17 minutes 46 seconds West 14.24 feet to a point; (2) South 75 degrees 14 minutes 24 seconds West 39.60 feet to a point; (3) North 83 degrees 50 minutes 13 seconds West
36.26 feet to a point; (4) South 52 degrees 39 minutes 59 seconds West 21.51 feet to a point; thence, leaving the creek, North 41 degrees 13 minutes 58 seconds West 174.83 feet to a point; thence, North 48 degrees 46 minutes 02 seconds East 100 feet to an existing concrete monument in the southern margin of the right-of-way of U.S. Highway 421; thence, with the southern margin of said right-of-way, South 41 degrees 13 minutes 48 seconds East 219.54 feet to the point of BEGINNING, said easement being located at the southeastern corner of that certain parcel containing 33.58 acres, more or less, according to a survey for George R. Perkins, Jr. by Dixon-Gibson Engineering Associates, P.A. dated June 17, 1993, to which reference is hereby made.

                               ANNEX 3B

PLANT                          ASSET
SITE                           NUMBER      DESCRIPTION


Plant No. 59                   7267        Filtration System (80% Complete)
1921 Boone Trail Road          7268        Filtration System (60% Complete)
Sanford, NC                    7374        Filtration System (90% Complete)
                               8961        Tech Serv Off A/C
                               8973        Filtration System
                               8994        Filtration Expansion

Property No. 4 (Plant #54):

The Property having a street address of U.S. Highway 311, Walnut Cove, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 4A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 4B attached hereto) on each such parcel of Land or otherwise associated therewith.

                                ANNEX 4A

Tract 4:     US Highway 311, Walnut Cove, NC
             Unifi Plant #54


     BEGINNING at an iron stake located within the right-of-way of US Highway 311 and marking the northeast corner of Carol B. Bailey (Book 263, Page 765), said point further being South 35 degrees 44 minutes 20 seconds East 33.87 feet and South 84 degrees 13 minutes 30 seconds West 174.55 feet from a right of way monument; thence within the right of way of US Highway 311 to following courses and distances North 79 degrees 15 minutes 40 seconds East 297.0 feet to an iron, North 71 degrees 15 minutes 40 seconds East 234.30 feet to an iron, North 60 degrees 45 minutes 40 seconds East 561.0 feet to an iron, and North 74 degrees 45 minutes 40 seconds East 319.28 feet to an iron; thence leaving US Highway
311 South 5 degrees 32 minutes 43 seconds West (passing over an existing iron stake being a control corner at 26.85 feet) for a total distance 443.51 feet to an existing iron stake (control corner) and marking the southwest corner of Hardin W. Brown (Book 188, Page 13); thence along the south line of said Brown South 85 degrees 45 minutes 56 seconds East 199.88 feet to an existing iron stake marking the southwest corner of Harry Duggins (Book 334, Page 293);
thence along the south line of said Duggins South 85 degrees 44 minutes 18 seconds East 217.68 feet to an existing iron stake in the West line of C. Randall Merry (Book 234, Page 866); thence along the west line of said Merry South 5 degrees 40 minutes 9 seconds West 1999.50 feet to an iron; thence South 84 degrees 19 minutes 51 seconds East 198.00 feet to an iron; thence South
5 degrees 40 minutes 9 seconds West 938.05 feet to an iron; thence along the north line of Mrs. Kate Neal Heirs (Book 291, Page 4) North 84 degrees 19 minutes 51 seconds West 942.52 feet to an iron in the east margin of said
Bailey (Book 263, Page 765); thence along the east line of said Bailey North 5 degrees 40 minutes 9 seconds Eat 1700.0 feet to an iron; thence North 35 degrees 44 minutes 20 seconds West 1372.89 feet to an iron on the south margin of US Highway 311; thence continuing North 35 degrees 44 minutes 20 seconds
West 33.87 feet to an iron, THE POINT OF BEGINNING. This description as per as-built survey for Vintage Yarns by C. E. Robertson and Associates, RLS, dated May 23, 1990, to which reference is made for more specific description. Being the same property described in Book 32, Page 1892.

     Save and except from the above described property that 0.918 acre tract conveyed to the Town of Walnut Cove by deed recorded March 22, 1993 in Book 364 at Page 772 of the Stokes County Public Registry (designated thereon as Tract 1) and subject to the 30 feet easement granted to the Town by said deed (designated at Tract 2).

                                 ANNEX 4B


PLANT                      ASSET
SITE                       NUMBER          DESCRIPTION

Plant No. 54               8406            Air Filtration System
US Highway 311             9206            Plant Addition - HVAC (Job #1466)
Walnute Cove, NC           9212            A/C Duct for Office & Buster Fan
                           9213            Air Filtration System
                           9214            Air Filtration System

Property No. 5 (Plants #51-53):

The Property having a street address of NC Highway 87, Eden, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 5A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 5B attached hereto) on each such parcel of Land or otherwise associated therewith.

                               ANNEX 5A


Tract 5:     NC Highway 87, Eden, NC
             Unifi Plants #51 - 53


     BEGINNING at an existing iron stake located within the right of way of NC Highway 87, said beginning point marking the northeast corner of Beatrice W. Austin (Book 596, Page 249); thence leaving NC Highway 87 South 50 degrees 16 minutes 46 seconds West 199.18 feet to an existing iron stake, South 50 degrees 7 minutes 39 Seconds West 133.34 feet to an existing iron stake, South 50 degrees 14 minutes 49 seconds West 90.14 feet to an existing iron stake, South 50 degrees 13 minutes 58 West 150.16 feet to an existin iron stake, South 50 degrees 21 minute 28 seconds West 199.29 feet to an iron stake in old pine stump stump (control corner), South 48 degrees 15 minutes West 1411.70 feet to an iron stake (control corner), and South 47 degrees 54 minutes 17 seciond West
279.24 feet to an existing iron stake on the north right of way margin of SR 1560 and marking the southeast corner of Milton L. Overby (Book 781, Page
435); thence leaving SR 1560 and along the east line of Overby and Gordon C. Pruitt (Book 787, Page 790) North 31 degrees 48 minutes 51 seconds West
1397.10 feet to an existing iron stake; thence North 55 degrees 35 minutes 25 seconds East 323.76 feet to an existing iron stake; thence North 55 degrees
36 minutes 9 seconds East 223.96 feet to an existing iron stake; thence North
54 degrees 59 minutes 20 seconds East 348.35 feet to an existing iron stake; thence North 55 degrees 32 minutes 12 seconds East 530.77 feet to an existing iron stake; thence North 55 degrees 20 minutes 38 seconds East 630.59 feet to an existing iron stake thence North 55 degrees 24 minutes 3 seconds East
218.0 feet to an oak tree; thence North 35 degrees 12 minutes 29 seconds West
95.25 feet to an existing iron stake; thence North 55 degrees 23 minutes 34 seconds East 39.98 feet to an existing iron stake within the right of way of NC Highway 87; thence within the right of way of Highway 87 South 36 degrees
21 minutes 6 seconds East 93.12 feet to an iron; thence South 36 degrees 26 minutes 53 seconds East 607.32 feet to an iron; thence South 39 degrees 17 minutes 59 seconds East 511.0 feet to an existing iron stake, THE POINT OF BEGINNING. This description as per as-built survey for Vintage Yarns by C.
E. Robertson and Associates, RLS, dated May 28, 1990, to which reference is made for more specific description. Being the same property described in Deed Book 787, Page 790.

                                 ANNEX 5B


PLANT                       ASSET
SITE                        NUMBER          DESRIPTION


Plant No. 51-53              1080           HVAC
NC Highway 87                8549           Duct Work
Eden, NC                     8551           Duct Work
                             8553           Duct Work - Annex
                             8556           Duct Work - Annex
                             8560           Duct Work - Annex
                             8561           Duct Work - Annex
                             9614           A/C for Conference Room
                             9620           HVAC Addtns
                             9621           HVAC Equipment
                             9622           HVAC Equipment
                             9623           HVAC & Filtration Addtns
                             9624           HVAC & Filtration Addtns
                             9625           HVAC & Filtration Addtns
                             9626           HVAC & Filtration Addtns
                             9627           HVAC & Filtration Addtns
                             9628           HVAC & Filtration

Property No. 6 (Plant #15):

The Property having a street address of 127 Cardwell Road, Mayodan, North Carolina, which includes each parcel of Land referenced in the legal description below (see Annex 6A attached hereto) and all Improvements, all Fixtures and all Equipment (regarding such Equipment, see Annex 6B attached hereto) on each such parcel of Land or otherwise associated therewith.

                               ANNEX 6A


Tract 6:     127 Cardwell Road, Mayodan, NC
             Unifi Plant #15


     BEGINNING at an existing iron pipe, a control corner that marks the southeastern corner of the 8.39 acre tract of land now or formerly owned by the Town of Mayodan, and more particularly described in Deed Book 738, Page 703; said pipe also lies North 53 degrees 52 minutes 25 seconds East 430.00 feet from and existing iron pipe, another control corner; thence a line with the Town of Mayodan, North 32 degrees 17 minutes 31 seconds West 371.00 feet to an existing iron pipe; and North 11 degrees 24 minutes 31 seconds West 339.99 feet to an existing iron pipe; thence a line with Robert Clyde Thompson, the following three (3) courses and distances: North 57 degrees 58 minutes 00 seconds East
345.00 feet to an existing iron pipe, North 38 degrees 00 minutes 29 seconds East 482.52 feet to an existing iron pipe, North 37 degrees 08 minutes 25 seconds East crossing an existin iron pipe that lies in the western right-of-way margin of a private road at 242.55 feet, a total distance of 348.41 feet to an existing iron pipe, said iron pipe lies in the approximate center of the terminus point for N.C. State Road #2216 (Cardwell Road); thence South 60 degrees 26 minutes 31 seconds East crossing an iron pipe at 21.89 feet, a total distance of 26.14 feet to a pipe that lies in the eastern right-of-way margin of N.C. State Road #2216; thence with the eastern right-of-way margin of said road, North 28 degrees 28 minutes 20 seconds East crossing a new iron pipe at
221.86 feet, a total distance of 826.37 feet to a new iron pipe; thence leaving said road a line with Duke Power Company (See Deed Book 649, Page 39), property now or formerly owned by Rosa B. Martin, and property owned by Lee D. Tuttle, South 64 degrees 00 minutes 00 seconds East crossing a concrete monument at
750.09 feet and an existing iron pipe, a control corner, at 1.378.28 feet, a total distance of 2,035.54 feet to an existing iron pipe; thence with property now or formerly owned by Lauten, South 21 degrees 31 minutes 36 seconds West
265.57 feet to an existing iron pipe; thence with R. A. Foley (Seed Deed Book 668, Page 378) South 25 degrees 28 minutes 29 seconds West 295.78 feet to an existing iron pipe; thence with the Town of Mayodan (See Plant Book 19, Page 4) North 63 degrees 41 minutes 04 seconds West 974.23 feet to an existing iron pipe; thence continuing with the Town of Mayodan, South 53 degrees 52 minutes
25 seconds West crossing an existing iron pipe in the eastern margin of a private road at 1,823.21 feet, a total distance of 2,083.35 feet to the place and point of beginning, and containing 56.774 acres, not including the 2.13 acre strip of land that is excluded as set forth hereinafter, as per survey of Vaughn Survey Company, dated May 31, 1988, and entitled "Survey Plant for Nathaniel D. Cardwell".

     Save and except from the above described property that 2.214 acre tract conveyed to the Town of Mayodan by deed recorded December 14, 1994 in Book 912 at Page 778 with reservation of right of use and excepting a 0.06 acre tract from that conveyance.

                                ANNEX 6B


PLANT                  ASSET
SITE                   NUMBER      DESCRIPTION


Plant No. 15           1867        Air Conditioning
127 Cardwell Road      3936        Air Conditioning Environmental Air Systems
Mayodan, NC            3938        Air Conditioning Environmental Air Systems

                              EXHIBIT B

           Form of Lease Supplement and Acceptance Certificate


               Lease Supplement and Acceptance Certificate

     This Lease Supplement and Acceptance Certificate is dated May 20, 1997 and is executed by NATIONSBANC LEASING & R.E. CORPORATION, a North Carolina corporation ("Lessor") and UNIFI MANUFACTURING, INC., a NORTH CAROLINA corporation ("Lessee") pursuant to Section 4 of the Lease Agreement, dated as of May 20, 1997 between Lessee and Lessor (the "Agreement"). All capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

     Lessee hereby acknowledges and agrees that the Properties specified on Schedule 1 hereto (the "Properties") have been delivered to Lessee on the date hereof at the delivery place described below, and that, as between Lessor and Lessee, the Properties (a) have been inspected to the complete satisfaction of Lessee, (b) is in good operating order, repair and condition,
(c) is of a size, design, capacity, manufacture and construction selected by Lessee, (d) is suitable for Lessee's purposes, (e) has been unconditionally accepted by Lessee on the date hereof, for all purposes of the Agreement, and (f) is subject to all of the terms, conditions and provisions of the Agreement. Lessee further acknowledges, agrees and certifies that Lessor has made no warranty, express or implied, with respect to the Properties and that the insurance policies, certificates or other documents evidencing the coverages required under the Agreement have been delivered to Lessor.

     Lessee hereby leases from Lessor the Properties upon and subject to all of the terms, conditions and provisions of the Agreement, and Lessor and Lessee further agree and state as follows:

1.   The aggregate Acquisition Cost is $27,500,000; the
Acquisition Cost for each Property and the allocation of such costs among Land, Improvements and Equipment is as set forth below:

                     (SEE ATTACHED RIDERS)

2.   The Term commences on May 20, 1997 and ends on January 1,
2013, both dates inclusive, unless sooner terminated in accordance with the provisions of the Agreement.

3. The Basic Payment for the Properties for each semi-annual period of the Term is in an amount equal to the Basic Payment
Factor multiplied by the aggregate Acquisition Cost.

4. Lessor will claim the cost recovery deductions with respect to the Properties identified above as follows:

                                              Depreciation
Properties             Cost                   Deductions

Land                $ 1,005,000               None

Improvements        $24,385,000               39 years on the straight
                                              line method

Equipment           $ 2,110,000               The following percentages of
                                              the Acquisition Cost
                                              for the Equipment set forth
                                              above:  14.2857% in taxable
                                              year ending 12/31/97 and
                                              24.4898%, 17.4927%, 12.4948%,
                                              8.9249%, 8.9249%, 8.9249% and
                                              4.4624%, respectively,
                                              in the 7 succeeding taxable
                                              years.


     TOTAL:         $27,500,000


5. This Lease Supplement may be executed in as many counterparts as shall be determined by the parties hereto when so executed, and each such counterpart shall be binding on both parties hereto, notwithstanding that both parties are not signatories to the same counterpart.


     [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement and Acceptance Certificate to be executed by their duly authorized representatives as of the date first above written.

                              NATIONSBANC LEASING & R.E.
                              CORPORATION


                              By:_______________________________
                                 Name:  ________________________
                                 Title: ________________________



                              UNIFI MANUFACTURING, INC.


                              By:_______________________________
                                 Name:  ________________________
                                 Title: ________________________




COUNTERPART NO. _____ OF _____ SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                               Schedule 1

                        Description of Properties

                                Rider


1.   Property No. 1 (Plant #57)
          Land -                           $   80,000
          Improvements   -                 $1,370,000
          Equipment -                      $  150,000
          TOTAL                            $1,600,000

2.   Property No. 2 (Plant #58)
          Land -                           $   80,000
          Improvements   -                 $2,350,000
          Equipment -                      $  270,000
          TOTAL                            $2,700,000

3.   Property No. 3 (Plant #59)
          Land -                          $  225,000
          Improvements   -                $6,495,000
          Equipment -                     $  780,000
          TOTAL                           $7,500,000

4.   Property No. 4 (Plant #54)
          Land -                          $  210,000
          Improvements   -                $3,250,000
          Equipment -                     $  240,000
          TOTAL                           $3,700,000

5.   Property No.5 (Plants # 51-53)
          Land -                          $  240,000
          Improvements   -                $7,750,000
          Equipment -                     $  410,000
          TOTAL                           $8,400,000

6.   Property No. 6 (Plant #15)
          Land -                          $  170,000
          Improvements   -                $3,170,000
          Equipment -                     $  260,000
          TOTAL                           $3,600,000

                                EXHIBIT C


  Form of Memorandum of Lease and Lease Supplement and Acceptance Certificate


Recordation requested by:

Moore & Van Allen, PLLC




After recordation return to:

Moore & Van Allen, PLLC (WMA)
NationsBank Corporate Center
100 North Tryon Street, Floor 47
Charlotte, NC  28202-4003
                                        Space above this line
                                        for Recorder's use


                     MEMORANDUM OF LEASE AGREEMENT AND
                LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE

     THIS MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT ACCEPTANCE CERTIFICATE ("Memorandum"), dated as of May 20, 1997, is by and between NATIONSBANC LEASING & R.E. CORPORATION, a Delaware corporation with its principal place of business at NationsBank Plaza, NC1-002-38-20, 101 South Tryon Street, Charlotte, NC 28255 (hereinafter referred to as "Lessor") and UNIFI MANUFACTURING, INC., a North Carolina corporation, with its principal place of business at 7201 West Friendly Avenue, Greensboro, North Carolina 27419 (hereinafter referred to as "Lessee").

                              WITNESSETH:

     That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

     1. Demised Premises and Date of Lease. Lessor has leased to Lessee, and Lessee has leased from Lessor, for the Term (as hereinafter defined), certain real properties and other property located in _______________, which is described in the attached
Schedule 1 (collectively, the "Properties"), pursuant to the terms of a Lease Agreement between Lessor and Lessee dated as of May 20, 1997 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease") and a Lease Supplement and Acceptance Certificate between Lessor and Lessee dated as of May 20, 1997 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Lease Supplement").

     2. Term; Termination Option; and Purchase Option. The term of the Lease for the Properties ("Term") commenced as of May 20, 1997 and shall end as of January 1, 2013, unless the Term is earlier terminated in accordance with the provisions of the Lease. The Lease does not contain provisions for renewal or extension. Under the Lease, the tenant has an early termination option, an early purchase option and a purchase option at the end of the Term.

     3.   Tax Payer Numbers.

          Lessor's tax payer number: 56-1994636.

          Lessee's tax payer number:  ____________________.

     4. True Lease. The Lease is a lease intended as a true lease and not as a lease intended as security. The parties hereto intend Lessor to be treated as the owner of the Properties for all purposes, including without limitation for federal and state income tax purposes, bankruptcy purposes, commercial law purposes and real estate law purposes. Lessee will make no claim nor assert any right to the Properties or any component thereof inconsistent with Lessor's ownership thereof and will make appropriate entries upon its books and records reflecting Lessor's ownership of the Properties and each component thereof.

     5. Effect of Memorandum. The purpose of this instrument is to give notice of the Lease and the Lease Supplement and their respective terms, covenants and conditions to the same extent as if the Lease and the Lease Supplement were fully set forth herein. This Memorandum shall not modify in any manner the terms, conditions or intent of the Lease or the Lease Supplement and the parties agree that this Memorandum is not intended nor shall it be used to interpret the Lease or the Lease Supplement or determine the intent of the parties under the Lease or the Lease Supplement.


    [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

                                 LESSOR:

                                 NATIONSBANC LEASING & R.E. CORPORATION


                                 By:  ___________________________
                                 Title:    ______________________


                                 LESSEE:

                                 UNIFI MANUFACTURING, INC.


                                 By:  ___________________________
                                 Title:    ______________________


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                               SCHEDULE 1

                       (Description of Properties)

                   [CONFORM TO STATE LAW REQUIREMENTS]

STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of ______________, by ________________, as
__________________ of NATIONSBANC LEASING & R.E. CORPORATION, a
Delaware corporation, on behalf of the corporation.

[Notarial Seal]                   _____________________________
                                  Notary Public

My commission expires:____________



STATE OF _______________ )
                         ) ss:
COUNTY OF ______________ )

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of _________________ this _____ day of ______________, by ________________, as
__________________ of UNIFI MANUFACTURING, INC., a North Carolina corporation, on behalf of the corporation.

[Notarial Seal]                    ______________________________
                                   Notary Public

My commission expires:____________